Exhibit 99.3

ANNUAL INFORMATION FORM

VERSES AI INC.

1111 West Hastings Street, 15th Floor

Vancouver, British Columbia, V6E 2J3

Telephone: 323 868-0514

E-Mail: JC@verses.ai

For the year ended March 31, 2025

Dated June 30, 2025

EXPLANATORY NOTES AND CAUTIONARY STATEMENTS

In this annual information form (this “AIF” or “Annual Information Form”), unless the context otherwise requires, the “Company”, “we” or “VERSES” refers to Verses AI Inc. This AIF applies to the business activities and operations of the Company for the financial year ended March 31, 2025. Unless otherwise indicated, the information in this AIF is given as of June 30, 2025.

This AIF contains company names, product names, trade names, trademarks and service marks of the Company and other organizations, all of which are the property of their respective owners.

This AIF contains references to Canadian dollars and United States dollars. References in this AIF to “Cdn$” are to Canadian dollars. References in this AIF to “USD$” are to US dollars. Any references to “$” not preceded by “Cdn” or “USD” are to Canadian dollars. On June 30 2025, the closing exchange rate for US dollars to Canadian dollars, as quoted by the Bank of Canada was USD$1.00:Cdn$1.4376 (Cdn$1.00:USD$0.7312).

All references to securities of the Company in this AIF are presented on a post-Consolidation basis.

Cautionary Statement Regarding Forward-Looking Information

This AIF and the Company’s other public disclosure contain “forward-looking information” within the meaning of applicable Canadian securities laws (“forward-looking information”) concerning the Company’s business plans, including, but not limited to, anticipated results and developments in the Company’s operations in future periods and other matters that may occur in the future. In certain cases, forward-looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “target”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “determine”, “continue”, “projects”, “potential”, “proposed” or “believes”, or variations or the negative of such words and phrases, or statements that certain actions, events or results “may”, “could”, “whether to”, “would”, “should”, “likely”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. Forward-looking information contained in this AIF includes, but is not limited to, statements regarding:

●	the competitive and business strategies of the Company;

●	market prices, values and other economic indicators;

●	receipt and timing of any required governmental, regulatory and third-party approvals, licenses and permits;

●	the performance of the Company’s business and operations;

●	the intention to grow the business, operations and potential activities of the Company;

●	the Company’s competitive positioning;

●	the capabilities of Genius;

●	the development and roll-out of Genius;

●	the scalability of the Spatial Web and Genius;

●	the Company’s anticipated partnerships and agreements with third parties and the expected outcomes of such partnerships and agreements;

●	the use of available funds;

●	analyses and other information based on expectations of future performance and planned products;

●	possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action;

●	timing, costs and potential success of future activities on the Company’s facilities and projects;

●	future outlook and goals;

●	whether the Company will have sufficient working capital and its ability to raise additional financing required in order to continue development of its business and continue operations;

●	the Company’s expected reliance on key management personnel, advisors and consultants;

●	the Company’s intended compensation policy and practices and compensation structure;

●	planned expenditures and budgets and the execution thereof.

Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this AIF, including, without limitation, assumptions about:

●	possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action;

●	general economic, financial market, regulatory and political conditions in which the Company operates;

●	general demand and consumer interest in the Company’s products and services;

●	competition;

●	anticipated and unanticipated costs;

●	there being no significant delays in the development and commercialization of Genius and other products and services;

●	the ability of the Company to raise any necessary capital on acceptable terms;

●	the ability of the Company to anticipate future needs of clients and partners;

●	the ability of the Company to maintain sufficient and effect research and development capabilities;

●	the ability of the Company to execute the Company’s growth, sales and customer acquisition strategies;

●	the ability of the Company to attract and retain skilled personnel;

●	the ability of the Company to conduct operations in a safe, efficient and effective manner;

●	there being no significant barriers to the acceptance of the Company’s products and services;

●	the continued adoption and acceptance of the Spatial Web;

●	the accuracy of budgeted costs and expenditures;

●	future currency exchange rates and interest rates;

●	the timely receipt of any required governmental, regulatory and third-party approvals, license and permits on favourable terms and any required renewals of the same;

●	political and regulatory stability;

●	requirements under applicable laws; and

●	stability in financial and capital markets.

While the Company considers these assumptions to be reasonable, the assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual actions, events, conditions, results, performance or achievements to be materially different from those projected in the forward-looking information. Many assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct.

Furthermore, by their very nature, forward-looking information involves a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, events, results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks, uncertainties and other factors include, without limitation, those related to:

●	the industry-wide risks;

●	fluctuations in capital markets and share prices;

●	price volatility;

●	risks related to the ability to obtain financing needed to fund the continued development of the Company’s business;

●	the Company’s limited operating history;

●	the Company’s requirement for substantial additional capital to operate the Company’s business;

●	the Company’s ability to manage anticipated and unanticipated costs;

●	the Company’s reliance on strategic partnerships;

●	the Company’s failure to maintain, promote and enhance the Company’s brand;

●	the Company’s failure to manage future growth and scalability;

●	the Company’s dependence on customer internet access;

●	the Company’s dependence on management and key personnel;

●	the uncertainty and variation of the Company’s intended use of available funds;

●	rapid technological change affecting the Company’s industry and competitive positioning;

●	risks related to possible future government legislation, policies and controls or by changes in applicable laws and regulations;

●	risks associated with potential reputational damage;

●	risks related to the Company’s ability to successfully implement its growth strategy;

●	risks related to the Company’s inability to maintain or improve its competitive position;

●	risks related to the Company’s ability to protect its intellectual property;

●	risks related to the potential loss of the Company’s “foreign private issuer” status;

●	risks related to the Company’s failure to retain key personnel and hire additional personnel needed to develop its business;

●	risks related to the performance of the Company’s directors and officers;

●	risks related to the Company’s failure to adequately evaluate its current business and its future prospects;

●	risks outside of the control of the Company;

●	risks related to security breaches, software errors and defects;

●	risks related to internal controls and the reliability of financial reporting and financial statement preparation;

●	risks associated with government regulation of the Company;

●	the impact of securities or industry analysts not publishing research or publishing inaccurate or unfavourable research about the Company’s business;

●	market conditions, volatility and global economic conditions;

●	dilution from future equity financing;

●	restrictions imposed by regulatory authorities on the Company’s business;

●	risks related to foreign exchange rate fluctuations, as applicable; and

●	the risks described in the section of this AIF entitled “Risk Factors”.

This is not an exhaustive list of the risks and factors that may affect the Company’s forward-looking information. Although the Company has attempted to identify important factors that could affect the Company and may cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in the forward-looking information, there may be other factors that cause actions, events, conditions, results, performance or achievements not to be as anticipated, estimated or intended. In addition to those discussed in this AIF, please refer to the risks described in the Company’s public disclosure record.

The Company cautions that the foregoing lists of important assumptions and factors are not exhaustive. Other events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, the forward-looking information contained in this AIF. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. The Company does not undertake any obligation to publicly update or revise any forward-looking information other than as required under applicable securities laws.

DEFINITIONS AND GLOSSARY OF TERMS

The following is a glossary of certain terms used in this AIF, including the summary that follows. Words importing the singular, where the context requires, include the plural and vice versa and words importing any gender include all genders. Certain additional terms are defined within the body of this AIF and in such cases will have the meanings ascribed thereto.

2022 Listed Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2023 Listed Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2024 Special Warrant Financing	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2024 Special Warrant Unit	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2024 Special Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

2024 SW Unit Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

40% Threshold	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Proportionate Voting Shares – Voluntary Conversion”.

AGI	Artificial General Intelligence

AI	Artificial intelligence.

AIF	This Annual Information Form.

API	Application Programming Interface.

April 2025 Offering	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

April 2025 Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

April 2025 Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

Audit Committee	The audit committee of the Board.

Audit Committee Charter	The charter of the Audit Committee.

August 2022 Private Placement	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

August 2022 Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”

August 2022 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”

Award	Options, RSUs, PSUs and DSUs.

AWS	Amazon Web Services.

BCBCA	The Business Corporations Act (British Columbia), including the regulations thereunder, as amended from time to time.

Board	The board of directors of the Company.

Cboe Canada	Cboe Canada stock exchange.

CAO Contract	Has the meaning ascribed to such term under the heading “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

CCO Contract	Has the meaning ascribed to such term under the heading “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

CEO Contract	Has the meaning ascribed to such term under the heading “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

CFO Contract	Has the meaning ascribed to such term under the heading “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

CIO Contract	Has the meaning ascribed to such term under the heading “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

Code	Has the meaning ascribed to such term under the heading “Corporate Governance Disclosure – Ethical Business Conduct”.

Common Shares	The common shares in the capital of the Company as constituted prior to July 20, 2021.

Compensation Committee	The compensation committee of the Board.

Company or VERSES	Verses AI Inc., a company existing under the BCBCA.

Consolidation	Collectively, the March 2025 Consolidation and the June 2025 Consolidation.

Cyberlab Purchase Agreement	Has the meaning ascribed to such term under the heading “Material Contracts”.

Cyberlab Royalty	Has the meaning ascribed to such term under the heading “Material Contracts”.

Determination Date	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Proportionate Voting Shares – Voluntary Conversion”.

DSU	Deferred share unit granted pursuant to the Omnibus Plan.

Endeavor	Endeavor Trust Corporation.

Equity Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

Exchange Act	The United States Securities Exchange Act of 1934, as amended.

FDIC	Federal Deposit Insurance Corporation

FEP	Has the meaning ascribed to such term under the heading “Description of the Business – Approach to Developing Artificial Intelligence”.

FPI Restriction	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Proportionate Voting Shares – Voluntary Conversion”.

G42	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business”.

G42 Conversion Unit	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business”.

G42 Conversion Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business”.

G42 Financing	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

G42 LOI	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business”.

G42 SPV	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

G42 Unit	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

Genius	The Company’s flagship product and a natural computing system based on principles found in physics and neuroscience.

Genius Agents	as the meaning ascribed to such term under the heading “Description of the Business – Overview of Genius”.

Genius Core	as the meaning ascribed to such term under the heading “Description of the Business – Overview of Genius”.

GIA	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Events After the Incorporation of the Company – Development of the Business”.

HSML	Hyper Spatial Modeling Language.

HSTP	Hyperspatial Transaction Protocol.

HSQL	Hyperspatial Query Language.

IEEE	Institute of Electrical and Electronics Engineers.

Indirect Subsidiaries	The indirect subsidiaries of the Company being, collectively, VERSES Operations Canada Inc., VERSES Logistics Inc., VERSES Health, Inc., VERSES Realities, Inc., VERSES, Inc. and VERSES Global B.V. and “Indirect Subsidiary” means any one of them.

IoT	Internet of things.

January 2025 Offering	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

January 2025 Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

January 2025 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Brokered Offering	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Offering	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Special Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

July 2023 Warrant Share	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

June 2025 Consolidation	The consolidation of the Subordinate Voting Shares of the Company on the basis of one (1) post-consolidation Subordinate Voting Share for every nine (3) Subordinate Voting Share outstanding immediately prior to the consolidation, effective June 20, 2025.

KOSM	KOSM™ operating system, the previous flagship product of the Company, which has been merged into Genius as an underlying capability.

KPI	Key performance indicator.

LIFE Offering	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

LIFE Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

Listed Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

Listing Date	June 28, 2022

March 2023 Convertible Debentures	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

March 2023 Private Placement	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

March 2023 Unit	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

March 2023 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

March 2024 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

March 2025 Consolidation	The consolidation of the Subordinate Voting Shares of the Company on the basis of one (1) post-consolidation Subordinate Voting Share for every nine (9) Subordinate Voting Share outstanding immediately prior to the Consolidation, effective March 27, 2025.

NI 41-101	National Instrument 41-101 – General Prospectus Requirements

NI 52-110	National Instrument 52-110 – Audit Committees.

NI 58-101	National Instrument 58-101 – Disclosure of Corporate Governance Practices

Nominating & Corporate Governance Committee	The nominating & corporate governance committee of the Board.

November 2024 Equity Unit	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

November 2024 Offering	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

November 2024 Special Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

November 2024 Units	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

November 2024 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

NRI	NRI Distribution.

NRI SaaS Agreement	Has the meaning ascribed to such term under the heading “Material Contracts”.

Offer	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Subordinate Voting Shares – Conversion of the Shares Upon An Offer”.

Omnibus Plan	Omnibus equity incentive plan of the Company.
Option	An option to purchase a Subordinate Voting Share granted pursuant to the Omnibus Plan.

OSC Rule 56-501	Ontario Securities Commission Rule 56-501 – Restricted Shares

PCT	Patent Cooperation Treaty

POC	Proof of concept.

Proportionate Share Conversion Right	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Proportionate Voting Shares – Voluntary Conversion”.

Proportionate Voting Shares	Class B Proportionate Voting Shares of the Company.

Proportionate Voting Shareholders	Holders of the Proportionate Voting Shares and “Proportionate Voting Shareholder” means any one of them.

PSU	A performance share unit granted pursuant to the Omnibus Plan.

Restricted Share Rules	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Restricted Securities”.

RSU	A restricted share unit granted pursuant to the Omnibus Plan.

SAFE	Simple agreement for future equity, which is a security that gives the holder a future equity conversion right based on a floating conversion price determined by future events. SAFEs are convertible based on a deemed price per security calculated using the consideration paid or valuation determined on the occurrence of an equity financing or liquidity event (i.e., going public transaction, acquisition).

SDK	Software development toolkit.

SEC	United States Securities and Exchange Commission.

Securities Legislation	The securities legislation of each of the provinces and territories of Canada and the Exchange Act and U.S. Securities Act each as now enacted or as amended and the applicable rules, regulations, rulings, orders, instruments and forms made or promulgated under such statutes, as well as the rules, regulations, by-laws and policies of Cboe Canada.

SEDAR+	System for Electronic Document Analysis and Retrieval+.

September 2024 Offering	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

September 2024 Unit	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

September 2024 Warrant	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

Shareholders	Subordinate Voting Shareholders and the Proportionate Voting Shareholders.

ShareIntel	ShareIntel Shareholder Services, LLC.

SIs	Systems Integrators.

SKU	Stock keeping unit.

Spatial Web	An open, hyper-connected, context-aware, governance-based network of humans, machines and AI.

Subordinate Share Conversion Right	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Subordinate Voting Shares”.

Subordinate Voting Shares	Class A Subordinate Voting Shares of the Company.

Subordinate Voting Shareholders	Holders of the Subordinate Voting Shares and “Subordinate Voting Shareholder” means any one of them.

Subsidiary Plan	Has the meaning ascribed to such term under the heading “Description of Capital Structure - Options to Purchase Securities – Omnibus Plan”.

Subsidiary Option	Has the meaning ascribed to such term under the heading “Description of Capital Structure - Options to Purchase Securities – Omnibus Plan”.

Subsidiary Share	Has the meaning ascribed to such term under the heading “Description of Capital Structure - Options to Purchase Securities – Omnibus Plan”.

Supplemental Listing	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Development of the Business”.

Listed Warrants	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

United States or U.S.	The United States of America, its territories and possessions, any state of the United States and the District of Columbia.

U.S. Residents	Has the meaning ascribed to such term under the heading “Description of Capital Structure – Proportionate Voting Shares – Voluntary Conversion”.

VERSES Business	The Company’s business of developing Genius and the facilitation of next generation world models and intelligent agents that enable optimal and personalized predictions, recommendations and automations on Genius.

VLog	VERSES Logistics Inc., a wholly owned subsidiary of the Company, existing under the laws of the State of Wyoming.

VTU	VERSES Technologies USA, Inc. (formerly VERSES Labs Inc.), a wholly owned subsidiary of the Company, existing under the laws of the State of Wyoming.

Warrant Amendments	Has the meaning ascribed to such term under the heading “General Development of the Business – Three Year History – Financings and Share Issuances”.

WayFinder	A VERSES logistics service designed to address real world spatial challenges.

CORPORATE STRUCTURE

Name, Address and Incorporation

The Company was incorporated on November 19, 2020, pursuant to the BCBCA under the name “Chromos Capital Corp.” On June 17, 2021, the Company changed its name to “Verses Technologies Inc.” in connection with the three-cornered amalgamation of the Company, Verses Technologies Incorporated and 1288098 B.C. Ltd. On March 31, 2023, the Company changed its name to “Verses AI Inc.”

The head office of the Company is located at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, V6E 2J3, and the Company’s registered and records office is located at 1111 West Hastings Street, 15th Floor, Vancouver, BC V6E 2J3. The Company also has offices located at 2121 Avenue of the Stars, Suite 800, Los Angeles, CA 90067, and High Tech Campus 6a 5656 AE Eindhoven, Netherlands.

Effective July 20, 2021, the Company amended its articles to create the Proportionate Voting Shares and to attach special rights and restrictions to the Subordinate Voting Shares and Proportionate Voting Shares. For more information of the special rights and restrictions of the Subordinate Voting Shares and Proportionate Voting Shares, see “Description of Capital Structure”.

The Company is a reporting issuer in the Provinces of British Columbia, Alberta and Ontario and the Company’s Subordinate Voting Shares and Listed Warrants are listed for trading on Cboe Canada.

Intercorporate Relationships

As of the date hereof, the Company has two directly wholly owned subsidiary, being VTU and VSI, and six indirectly wholly-owned subsidiaries, being VERSES Operations Canada Inc., VERSES Logistics Inc., VERSES Health, Inc., VERSES Realities, Inc., VERSES, Inc. and VERSES Global B.V. (each, an “Indirect Subsidiary”). Each of VTU and certain of the Indirect Subsidiaries operate different segments of the VERSES Business and are focused on developing different parts and aspects of the Company’s flagship product, GeniusTM.

The following table illustrates the Company’s legal structure and relationship to and ownership interest in VTU and the Indirect Subsidiaries as at the date hereof.

Name	Jurisdiction of Formation	Ownership Interests
VERSES Operations Canada Inc.	British Columbia	100	%(2)
VERSES Technologies USA, Inc. (“VTU”)	Wyoming	100	%(1)
VERSES Logistics Inc. (“VLOG”)	Wyoming	100	%(2)
VERSES Health, Inc. (“VHE”)	Wyoming	100	%(2)
VERSES Realities, Inc. (“VRI”)	Wyoming	100	%(2)
VERSES, Inc. (“VINC”)	Wyoming	100	%(2)
VERSES Solutions, Inc. (“VSI”)	Wyoming	100	%(1)
VERSES Global B.V. (“VBV”)	Netherlands	100	%(2)

Notes:

(1)	Directly held by the Company.
(2)	Directly held by VTU.

The chart below illustrates VERSES’ corporate structure:

GENERAL DEVELOPMENT OF THE BUSINESS

Three Year History

The following is a summary of certain material developments of the Company’s business over the last three completed financial years up to the date of this AIF and includes a discussion of certain material developments involving the Company’s predecessor entities. In this section, references to “the Company” or “VERSES” when used to describe the development of the VERSES Business, refer to the Company, VTU, and the Indirect Subsidiaries, as applicable.

Development of the Business

Financial Year Ended March 31, 2023

On April 14, 2022, Jonathan De Vos was appointed as director of the Company.

On June 15, 2022, Jay Samit and G. Scott Paterson were elected as directors of the Company.

On June 22, 2022 the final long-form non-offering prospectus of the Company was filed with and receipted by the securities regulatory authorities in British Columbia and Ontario pursuant to the provisions of applicable Securities Legislation and a deemed receipt was issued in Alberta pursuant to Multilateral Instrument 11-102 – Passport System.

On June 28, 2022, the Subordinate Voting Shares were listed and started trading on Cboe Canada under the symbol “VERS”.

On July 27, 2022, VLog entered into an operating agreement with Tompkins Ventures, an executive supply chain match-making firm, to introduce VERSES and its technology to companies within the supply chain industry.

On August 16, 2022, the Company became a member of the Digital Twin Consortium, an international organization based in North America dedicated to creating collaborative partnerships between digital twin users and experts working in industry, government, academia and the tech sector. As a member of the consortium, the Company may collaborate with members like Google, HSBC, Microsoft, Kaiser Permanente and Esri across a range of industries including academia and research; aerospace and defense; agriculture; engineering; construction; healthcare and life sciences; manufacturing; mobility and transportation; natural resources, and such other industries currently supported by the Digital Twin Consortium that are investing in and promoting the benefits of digital twins and related technologies.

On September 13, 2022, the Subordinate Voting Shares became eligible to facilitate electronic clearing and settlement in the United States via the Depository Trust Company.

On September 21, 2022, the Culver City sensor fusion lab and research facility opened. The lab showcases VERSES’ technology portfolio, including Genius, and equips VERSES’ data science and product development teams with an immersive space to develop and launch solutions based on sensor fusion research techniques.

On October 4, 2022, the Subordinate Voting Shares commenced trading on the OTCQX® Best Market under the ticker symbol VRSSF.

On November 28, 2022, VERSES announced its engagement by Blue Yonder, a company specializing in digital supply chain and omni-channel commerce fulfillment providing solutions to over 3500 of the world’s largest retailers and warehouse distribution providers across 78 countries.

On December 1, 2022, Dr. Karl Friston, Professor of Neuroscience at University College London, Scientific Director of the Welcome Trust Centre for Neuroimaging, and one of the world’s most cited scientists in the study of the brain and mind (i.e., Computational Neuroscience and Artificial Intelligence), joined the Company as Chief Scientist.

On December 5, 2022, VERSES published a “white” paper in collaboration with Universities across Canada, UK, Germany, Australia, The Netherlands, and the USA. The paper, entitled “Designing Ecosystems of Intelligence from First Principles,” describes their novel approach to the design and development of the next generation of AI known as Artificial General Intelligence (AGI) intelligent agents with human-level intelligence that can reason, plan, learn and act in the world and presents a vision and roadmap for AI based on a field of research called Active Inference.1

On February 15, 2023, VERSES announced its engagement by SVT Robotics™, whose SOFTBOT® Platform and partner ecosystem streamline the integration and deployment of robotics, IoT, and other industrial applications.

On March 29, 2023, VERSES announced its engagement by SimWell, a leader in digital simulations aiming to make the world more efficient through the use of advanced analytics technologies. SimWell was the first to join the VERSES developer network to build intelligent agents in the KOSMOS™ ecosystem.

On March 31, 2023, the Company changed its name from “Verses Technologies Inc.” to “Verses AI Inc.” to better reflect the focus of the Company’s business.

Financial Year Ended March 31, 2024

On May 1, 2023, the Company filed a patent application for a new invention, being a method and system that for automatically developing rules for agents driving device behaviour.

1 https://arxiv.org/pdf/2212.01354.pdf

On June 8, 2023, the Company published a research paper titled “Designing Explainable Artificial Intelligence with Active Inference: A framework for interpretability based on the study of introspection and decision-making”, which articulates methods for developing human-understandable artificial intelligence (XAI) systems.2

On June 23, 2023, the Subordinate Voting Shares were made available for trading on Cboe’s Netherlands and United Kingdom exchanges enabling secondary trading and local currency access to European and United Kingdom investors.

On June 26, 2023, the Company announced the release of the first WayFinder service-based AI Routing Agent. The WayFinder Routing Agent provides AI routing capability for any networked system such as autonomous robots, forklifts and other machines, and human operators in industrial environments. The WayFinder Routing Agent is based on the routing service provided in the Company’s WayFinder application.

On July 12, 2023, the Company announced that it had won a research and innovation grant in the amount of €418,000 from the EU Commission and their Horizon Europe project entitled dAIEDGE. The Company has not received the research and innovation grant as certain terms of the agreement in respect of the dAIEDGE Project are being negotiated and have yet to be finalized with consortium partners.

On July 19, 2023, the Company welcomed Dr. Hari Thiruvengada as VP of Product.

On July 24, 2023, the Company, in collaboration with Dentons US and the Spatial Web Foundation, announced the release of the AI industry report entitled “The Future of Global AI Governance”. The report offers a unique perspective on global AI governance that combines the legal expertise of Dentons, the AI acumen of the Company and guidance from the Spatial Web Foundation.

On August 2, 2023, the Company announced the filing of a provisional patent application representing a new method for Predictive Querying on vector graph document databases.

On September 7, 2023 the Company announced that it had been contracted to amplify the digital transformation efforts of a leading US pharmacy retailer. The multi-year collaboration aims to enhance the pharmacy retailer’s operational intelligence and the efficiency of its existing and newly designed distributed centers.

In September 2023, the Company announced that it had merged KOSM, the Company’s operating system and GIA, the Company’s intelligent agent, into a unified platform called Genius. Genius is the Company’s flagship product and is an intelligent software system aimed at combining the power of natural algorithms, knowledge modeling and data transformation to create a more flexible and intelligent system. On November 3, 2023, the Company held a webinar for private beta participants to demo select Genius capabilities.

Each of Nalantis, Blue Yonder, Cortical Labs, SimWell, NASA Jet Propulsion Laboratory, and Volvo Car Group participated in the private Genius Beta program. Participation in the Genius Beta program was voluntary and the only compensation that was exchanged between the Company and each participant was the opportunity for such participant to learn about and use Genius and its associated products and services. Participation in the private Genius Beta program was subject to customary confidentiality and non-disclosure terms. Participation in the Genius Beta program ran for an initial period of 90 days, which term may have been extended by mutual agreement between the parties.

2 https://arxiv.org/pdf/2306.04025.pdf

On November 28, 2023, the Company announced that it had filed a provisional patent application representing an innovative method for “Knowledge Expansion” in next-generation artificial intelligence systems.

On December 8, 2023 the Company welcomed Dr. Peter Provost as VP of Product, Developer Platforms.

On January 18, 2024, the Company announced its engagement by Analog, a company led by Alex Kipman and backed by G42 Capital SPV RSC Ltd., to transform Abu Dhabi’s urban landscape through smart city projects.

On February 15, 2024, the Company entered into a non-binding letter of intent (the “G42 LOI”) with G42 Capital SPV RSC Ltd (“G42”), which set out terms of: (i) a USD$10,000,000 private placement of convertible debentures and warrants in the capital of the Company; (ii) the introduction by G42 to the Company of certain pilot transactions in Abu Dhabi; and (iii) G42’s option to invest up to an additional USD$90,000,000 in a subsequent private placement of securities of the Company. Certain transactions contemplated by the G42 LOI were formalized on closing of the G42 Financing. See “Financings and Share Issuances” below.

On February 22, 2024, the Company provided a research roadmap that outlined key milestones and benchmarks against which to measure the progress and significance of the Company’s research and development efforts, against conventional deep learning, for the benefit of industry, academia, and the public.

Financial Year Ended March 31, 2025

On May 1, 2024, the Company announced that Dr. Thiruvengada had been promoted to Chief Product Officer as the Company shifted its focus to commercializing Genius.

On July 2, 2024, the Company appointed James Hendrickson as Chief Operating Officer. Mr. Hendrickson formerly served as President and General Manager, VERSES Logistics, Inc.

On August 14, 2024, the Company announced that in connection with NRI USA, LLC (“NRI”) moving to the Genius beta program, the Company and NRI had terminated their previous Software-as-a-Service agreement which pertained to the implementation of WayFinder and the Company’s previous KOSM product into NRI’s warehousing operations

On September 3, 2024, the Company incorporated a new directly wholly-owned subsidiary, VSI, incorporated under the laws of the state of Wyoming.

On September 19, 2024 VSI entered into a framework agreement with Analog Studios FZ LLC (“Analog”), pursuant to which VSI will provide Analog with the right and license to use the GENIUS beta platform and GENIUS platform, together with other various professional services to be detailed in separate statements of work (each, a “SOW”) executed from time to time, each of which shall include or incorporate by reference a SOW-specific GENIUS beta platform license and/or a GENIUS platform license. The fees payable to VSI in consideration for the performance of the services and the grant of the applicable license pursuant to a SOW, will be set forth in each such SOW. The first SOW was executed for an aggregate of USD$500,000.

On September 9, 2024, Jay Samit relinquished his position as Chairman of the board of directors in order to take a position with the Company, being the Head of Global Partnerships, focusing on deploying Genius to systems integrators, channel partners, business process outsource firms and strategic investors. Additionally, Michael Blum was appointed into the vacated Chairman position.

On December 17, 2024, the Company announced positive performance results of Genius in the code-breaking challenge, “Mastermind”.

On December 23, 2024, the Company announced that it had extended its contract with Karl Friston to continue his role as Chief Scientist at the Company. The contract extension included additional performance-based incentives which recognize his contributions to Genius.

On February 25, 2025, the Company announced that it expects to launch the commercial version of Genius in April 2025.

On March 26, 2025, the Company announced the March 2025 Consolidation, pursuant to which the Subordinate Voting Shares of the Company would be consolidated on the basis of one (1) post-consolidation Subordinate Voting Share for every nine (9) Subordinate Voting Share outstanding immediately prior to the March 2025 Consolidation.

On March 26, 2025, the Company also announced the appointment of James Christodoulou as Chief Financial Officer of the Company in connection with Kevin Wilson’s transition from Chief Financial Officer to Chief Accounting Officer.

On March 27, 2025, the Company effected the March 2025 Consolidation and the post-consolidation Subordinate Voting Shares began trading on the Cboe Canada.

On March 28, 2025, the Company announced the Company’s Class A Subordinate shares began trading on the OTCQB market under the symbol “VRSSD”.

Subsequent to Financial Year Ended March 31, 2025

On April 17, 2025, the Company announced that James Hendrickson had been promoted to the role of President and Chief Operating Officer of the Company. The Company also announced Dan Mapes left his role as President of the Company and had been appointed President Emeritus and Director of Global Development of the Company.

On April 30, 2025, the Company announced that it had launched its flagship product Genius, enabling agentic intelligence for enterprise. The Company will offer Genius as a paid service with consumption-based and performance-based pricing as well as enterprise licenses.

On June 2, 2025, the Company announced positive performance results of AXIOM in the “Gameworld 10K” benchmark.

On June 5, 2025, the Company announced that a large global investment firm had converted its Genius beta participation into a renewable enterprise licence offering unlimited inferences and future outcome-based pricing.

On June 10, 2025, the Company announced the appointment of Dr. David Bray, Ph.D., as chair of its newly formed Strategic Advisory Council.

On June 13, 2025, the Company announced that Analog had entered into a Genius enterprise license.

On June 16, 2025, the Company announced the selection of Soothsayer Analytics as the first certified Genius reseller and implementation channel partner for global enterprises.

On June 20, 2025, the Company announced the June 2025 Consolidation, pursuant to which the Subordinate Voting Shares of the Company would be consolidated on the basis of one (1) post-consolidation Subordinate Voting Share for every nine (3) Subordinate Voting Share outstanding immediately prior to the June 2025 Consolidation.

On June 23, 2025, the Company announced that Kalosys had entered into a Genius enterprise license.

On June 23, 2025, the Company effected the June 2025 Consolidation and the post-consolidation Subordinate Voting Shares began trading on the Cboe Canada.

Financings and Share Issuances

On August 11, August 17, and August 26, 2022, the Company completed three tranches of its non-brokered private placement (the “August 2022 Private Placement”) of units (the “August 2022 Units”) pursuant to which the Company issued an aggregate of 553,964 August 2022 Units at a price of Cdn$27.00 per August 2022 Unit for aggregate gross proceeds raised under the private placement of Cdn$14,957,030. Each August 2022 Unit was comprised of one Subordinate Voting Share and one-half of a Subordinate Voting Share purchase warrant (each whole warrant, a “August 2022 Warrant”). Each August 2022 Warrant is exercisable into one Subordinate Voting Share at a price of Cdn$32.40 per share until August 15, 2025. In connection with the August 2022 Private Placement, the Company paid cash finder’s fees of $859,655, issued 10,790 August 2022 Units to a certain arm’s length finder at a deemed price of Cdn$27.00 per August 2022 Unit, and issued 42,629 finder warrants. Each finder warrant is exercisable into one Unit at a price of Cdn$27.00 until August 15, 2025.

On December 16, 2022, the Company received acceptance from Cboe Canada for certain warrant amendments (the “Warrant Amendments”) in connection with up to 670,397 Subordinate Voting Share purchase warrants of the Company (the “2022 Listed Warrants”). The Company received the required written consents from over 50% of the applicable warrant holders and disinterested shareholders to: extend the expiry date of 2022 Listed Warrants to August 15, 2025; decrease the exercise price of 2022 Listed Warrants from Cdn$32.40 to Cdn$27.00; subject the 2022 Listed Warrants to an accelerated expiry provision if at any time prior to the expiry date, the volume-weighted average trading price of the Company’s Subordinate Voting Shares exceeds Cdn$54.00 for a period of 10 consecutive trading days; and govern 2022 Listed Warrants by a warrant indenture executed by the Company and Endeavor. All consenting warrant holders automatically received a replacement warrant containing the Warrant Amendments and governed by the terms of the warrant indenture between the Company and Endeavor. The 2022 Listed Warrants, of warrant holders who did not consent to the Warrant Amendments, are: (i) not subject to the Warrant Amendments; (ii) not included in the Supplemental Listing (as defined below); and (iii) continue to be governed by their current terms and conditions until the applicable expiry date.

On January 23, 2023, the Company received acceptance from Cboe Canada to list (the “2022 Supplemental Listing”) up to 670,397 2022 Listed Warrants.

On March 1, March 22 and March 31, 2023, the Company completed three tranches of its non-brokered private placement (the “March 2023 Private Placement”) of unsecured convertible debentures units of the Company (“March 2023 Units”) comprised of convertible debentures (“March 2023 Convertible Debentures”) and detachable warrants (“March 2023 Warrants”) through the sale of March 2023 Convertible Debentures in the aggregate principal amount of Cdn$7,504,845 and 96,957 March 2023 Warrants to purchase Subordinate Voting Shares. In connection with the March 2023 Private Placement, the Company paid cash finders’ fees of Cdn$446,320 and issued 18,356 finder warrants. Each finder warrant entitles the holder thereof to acquire one Subordinate Voting Share at an exercise price of Cdn$27.00 until August 15, 2025 or on such other terms as required by Cboe Canada.

On May 19, 2023, the Company announced its plan to amend certain terms of an aggregate of 48,770 finder warrants. The Company amended the finder warrants by changing the expiration date of the finder warrants from October 21, 2023 and November 2, 2023, as applicable, to August 15, 2025. The amendments were completed on May 24, 2023.

On July 6, 2023, the Company completed an underwritten overnight marketed offering of units (the “LIFE Units”) of the Company, whereby, a total of 180,668 LIFE Units were sold at a price per LIFE Unit of Cdn$55.35 for gross proceeds of Cdn$9,897,498.40 (the “LIFE Offering”) concurrently with an agency basis private placement of special warrants (the “July 2023 Special Warrants”) of the Company, each exercisable for one unit of the Company (each, an “Equity Unit”, and together with the LIFE Units, the “July 2023 Units”) at no additional cost, for gross proceeds of Cdn$8,037,617.45 (the “Brokered Private Placement”, and together with the LIFE Offering, the “July 2023 Brokered Offering”). Each July 2023 Unit consisted of one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant (a “July 2023 Warrant”). Each July 2023 Warrant entitles the holder thereof to acquire one Subordinate Voting Share (each, a “July 2023 Warrant Share”) at an exercise price of Cdn$68.85 per July 2023 Warrant Share, subject to adjustment and acceleration in certain circumstances, until July 6, 2026. Concurrently with the July 2023 Brokered Offering, the Company closed a non-brokered private placement (the “July 2023 Non-Brokered Private Placement”, and together with the July 2023 Brokered Offering, the “July 2023 Offering”). Pursuant to the July 2023 Offering, a total of 180,668 LIFE Units were sold at a price per LIFE Unit of Cdn$55.35 (the “July 2023 Offering Price”) and 244,920 July 2023 Special Warrants were sold at the July 2023 Offering Price for aggregate gross proceeds of Cdn$23,556,338.85.

The completion of the July 2023 Offering triggered the automatic conversion of the March 2023 Convertible Debentures having an aggregate principal balance of $7,504,845 into an aggregate of 161,950 July 2023 Units. As a result of the foregoing, between July 13, 2023 and August 2, 2023, a total of 161,950 Subordinate Voting Shares and a total of 80,974 July 2023 Warrants were issued upon the conversion of the March 2023 Convertible Debentures (of which 108,357 of such Subordinate Voting Shares and 54,178 of such July 2023 Warrants were issued on July 13, 2023, 40,585 of such Subordinate Voting Shares and 20,292 of such July 2023 Warrants were issued on July 25, 2023 and, 13,008 of such Subordinate Voting Shares and 6,504 of such July 2023 Warrants were issued on August 2, 2023).

On August 30, 2023, the Company listed 294,694 July 2023 Warrants (the “2023 Listed Warrants”) together with the 2022 Listed Warrants, the “Listed Warrants”) on Cboe Canada.

On October 6, 2023 the Company announced it had filed a final short form prospectus and obtained a receipt in British Columbia, Alberta, Saskatchewan and Ontario to qualify the distribution of: (i) an aggregate of 244,920 Equity Units of the Company issuable upon the deemed exercise of 244,920 July 2023 Special Warrants previously issued under the July 2023 Offering and (ii) 15,014 broker warrants issuable upon the deemed exercise of 15,014 broker special warrants of the Company previously issued under the July 2023 Offering.

On March 18, 2024, the Company announced that VTU had accepted interest free loans in the amount of USD$2,000,000 for USD$1,000,000 each. Each loan matured on the earlier of: (i) March 10, 2025; and (ii) the date the Company completes an equity financing. On the maturity date, the investors may elect to repay the loan by way of cash, or through the issuance of Subordinate Voting Shares at a per share price equal to the price of the securities issued in the equity financing, subject to the approval of Cboe Canada. In April 2024, the Company extinguished and settled the loans by way of cash repayment.

On April 17, April 29 and May 16, 2024, the Company completed three tranches of a private placement offering (the “2024 Special Warrant Financing”) of 370,370 special warrants (the “2024 Special Warrants”) at an issue price of Cdn$27.00 per 2024 Special Warrant for aggregate gross proceeds of Cdn$10,000,000. Each 2024 Special Warrant shall convert into one unit (a “2024 Special Warrant Unit”) upon the earlier of: (i) the Company obtaining a receipt from the applicable securities commission(s) in Canada for the final prospectus qualifying the distribution of the Units to be issued upon exercise or deemed exercise of the Special Warrants; and (ii) the date that is four months and a day after the date of issuance of the Special Warrants. Each 2024 Special Warrant Unit is comprised of one Subordinate Voting Share, and one-half of one Subordinate Voting Share purchase warrant (a “2024 SW Unit Warrant”). Each 2024 SW Unit Warrant shall be exercisable into one Subordinate Voting Share at a price of Cdn$40.50 per share for a period of 24 months from the date of issue of the 2024 SW Unit Warrants. In connection with the 2024 Special Warrant Financing, the Company paid to eligible finders: (i) Cdn$317,286 in cash finder fees; and (ii) 11,720 finder warrants, each finder warrant exercisable into a unit of the Company for a period of two years from the date of issuance thereof.

On June 20, 2024, G42, through Expansion Project Technologies Holding 9 SPV RSC Ltd (EPTH) (“G42 SPV”), invested USD$10,000,000 in the Company via a private placement (the “G42 Financing”) of unsecured convertible units of the Company (a “G42 Unit”). Each G42 Unit consists of: (i) Cdn$1,000 in principal amount of unsecured convertible debentures (“G42 Convertible Debentures”); and (ii) 18 detachable Subordinate Voting Share purchase warrants (“G42 Warrants”). The G42 Convertible Debentures bear interest at a rate of 10% per annum and mature on June 20, 2026. The principal amount of the G42 Convertible Debentures, together with all accrued interest, shall be convertible, for no additional consideration, on the earliest to occur of: (A) the date on which the Company completes an equity financing, in one or more tranches, for aggregate gross proceeds of at least Cdn$15,000,000 at a price per Subordinate Voting Share of not less than Cdn$27.00; (B) the date on which G42 elects to convert the G42 Convertible Debentures, and (C) the maturity date. In the event of a conversion of the Convertible Debentures: (x) on the maturity date or at the election of G42, the convertible amount under the G42 Convertible Debentures shall be converted into such number of Subordinate Voting Shares as is equal to the convertible amount divided by Cdn$32.40 per share; and (ii) in connection with an equity financing, the convertible amount shall be converted into such number of Subordinate Voting Shares as is equal to the convertible amount divided by the issue price per share sold pursuant to the equity financing, multiplied by 80%, provided that, in no event shall such conversion price be greater than Cdn$32.40. Each G42 Warrant will be exercisable into one Subordinate Voting Share at a price of Cdn$40.50 per share until June 20, 2027, subject to acceleration.

In connection with the G42 Financing, G42 SPV was granted 37,037 RSUs, each vested RSU to be settled through the issuance of one Subordinate Voting Share. The RSUs will vest in installments of 3,333 RSUs for every Cdn$100,000 of revenue derived by the Company from such commercial agreements. The Company also granted G42 SPV the right to be the lead investor and invest up to an additional USD$90,000,000 in a subsequent private placement of securities of the Company to raise aggregate gross proceeds of up to USD$350,000,000 at an anticipated post-money valuation of USD$3,500,000,000, subject to a 25% discount to be received by G42 SPV.

On September 20, 2024, the Company announced a non-brokered listed-issuer-financing-exempt private placement of up to 462,963 units at Cdn$21.60 each for gross proceeds of up to Cdn$10,000,000 (the “September 2024 Offering”). Each unit (a “September 2024 Unit”) comprised one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant (each whole warrant, a “September 2024 Warrant”) exercisable at Cdn$32.40 per share for 36 months. On September 26, 2024 the Company closed the first tranche, issuing 231,480 September 2024 Units for gross proceeds of Cdn$5,000,000. Finder fees totaled Cdn$112,134 in cash and 10,562 compensation warrants, each exercisable into one September 2024 Unit at the offering price for 36 months. An officer purchased 1,852 September 2024 LIFE Units; the Company relied on the related-party exemptions in MI 61-101. Net proceeds are being applied to general working capital and corporate purposes as set out in the offering document.

On November 8, November 15 and December 9, 2024, the Company completed three tranches of a private-placement offering (the “November 2024 Offering”) of (i) an aggregate 310,122 listed-issuer-financing-exempt units (the “November 2024 Units”) and (ii) 133,333 special warrants (the “November 2024 Special Warrants”) at an issue price of Cdn$13.50 per security for aggregate gross proceeds of Cdn$5,986,650. Each November 2024 Unit consisted of one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant (each whole warrant, a “November 2024 Warrant”). Each November 2024 Warrant is exercisable into one Subordinate Voting Share at Cdn$18.90 per share for a period of 36 months from the applicable closing date. Each November 2024 Special Warrant is exercisable, for no additional consideration, into one unit (a “November 2024 Equity Unit”) comprising one Subordinate Voting Share and one-half of one November 2024 Warrant, with the underlying securities subject to a four-month statutory hold period.

In connection with the November 2024 Offering, the Company paid cash finder fees totaling Cdn$275,132 and issued 20,380 finder compensation warrants, each exercisable into one unit identical to a November 2024 Unit at Cdn$13.50 per unit for 36 months. Net proceeds are being used for general working capital, ongoing operations and continued development of Genius.

On January 9, 2025, the Company closed a reasonable “best-efforts” public offering of 471,809 units (the “January 2025 Units”) at Cdn$42.39 per unit for gross proceeds of approximately Cdn$20 million (the “January 2025 Offering”). Each January 2025 Unit comprised one Class A Subordinate Voting Share and one-half of one share purchase warrant (each whole warrant, a “January 2025 Warrant”). Each January 2025 Warrant is exercisable to acquire one Class A Subordinate Voting Share at Cdn$52.92 until January 9, 2028, subject to adjustment in certain events. A.G.P. Canada Investments ULC acted as lead agent, with A.G.P./Alliance Global Partners as U.S. agent and Clear Street LLC and TriView Capital Ltd. as financial advisors. The Company paid an 8% cash commission and issued compensation warrants equal to 8% of the Units sold (each exercisable for one Unit at Cdn$42.39 until January 9, 2028), reduced to 2% on proceeds from Company-identified subscribers. Net proceeds are intended to strengthen the Company’s financial position and fund research and development, working capital and general corporate purposes. The January 2025 Offering was completed pursuant to a prospectus supplement dated January 7, 2025 to the base shelf prospectus receipted on September 26, 2024, and an agency agreement dated January 9, 2025.

On March 4, 2025, the Company announced that G42 SPV converted the entire USD$10,000,000 principal of the G42 Convertible Debentures into units of the Company (each, a “G42 Conversion Unit”) at Cdn$32.40 per unit. Each G42 Conversion Unit consists of one Class A Subordinate Voting Share and one-half of one share purchase warrant (each whole warrant, a “G42 Conversion Warrant”) exercisable at Cdn$52.92 per share until March 4, 2028. The conversion eliminated the outstanding debenture liability and resulted in the issuance of approximately 308,642 Class A Subordinate Voting Shares and 154,321 G42 Conversion Warrants.

On April 24, 2025, the Company announced a public offering of 916,666 units (the “April 2025 Units”) at USD$8.64 (Cdn$12.00) per unit for aggregate gross proceeds of approximately USD$7.9 million (Cdn$11.0 million) (the “April 2025 Offering”). Each April 2025 Unit comprised one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant (each whole warrant, an “April 2025 Warrant”). Each April 2025 Warrant is exercisable into one Subordinate Voting Share at Cdn$15.00 per share until April 28, 2028. The April 2025 Offering was conducted pursuant to the Company’s Canadian base shelf prospectus dated September 26, 2024, a prospectus supplement dated April 25, 2025, and a U.S. registration statement on Form F-10.

On April 28, 2025, the Company completed the April 2025 Offering. In connection with the April 2025 Offering, the agents received a cash commission equal to up to 7% of gross proceeds and 3.5% compensation warrants, each exercisable into one Subordinate Voting Share at Cdn$12.00 per share until April 28, 2028 (reduced to 2% on proceeds attributable to Company-identified subscribers).

Expected Changes

The Company intends to move forward in carrying out its strategies, meeting its business objectives and developing its business as described elsewhere in this AIF – see information under the heading “Description of the Business” for a description of the Company’s business. However, the Company’s strategies and business objectives may be impacted by changes in the global economy, changes in legislation, and unanticipated costs.

DESCRIPTION OF THE BUSINESS

General Overview

VERSES is a cognitive computing company specializing in next generation intelligence software systems. The Company is primarily focused on developing an intelligence-as-a-service smart software platform, Genius (which has absorbed the Company’s previous KOSM™ and KOSM Exchange products), through its subsidiary VTU.

The Company’s business is based on the vision of the “Spatial Web” – an open, hyper-connected, context-aware, governance-based network of humans, machines and intelligent agents. The Company’s ambition is to build tools that enable the Spatial Web and to become a leader in the transition from the information age to the intelligence age.

The Company launched a private beta program of Genius (including Genius Agents and Genius Core) in early 2024 with a few select participants with whom the Company has existing business relationships and has launched a public beta program for a broader number of developers for the second half of 2024. This public beta program is included enhanced functionalities and was intended to help the Company increase its potential customer base, while refining its product offerings in anticipation of the 1.0 launch of Genius.

On April 30, 2025, the Company announced that it had launched its flagship product Genius, enabling agentic intelligence for enterprise. The initial target audience for Genius is machine learning and data science professionals trying to solve enterprise problems that require prediction when there is uncertainty or hidden factors. Genius is designed to provide the tools necessary to build domain-specific models that are intended to enhance decision-making (inference as a service) for third-party agents through the Company’s software development kits/application programming interfaces and model editor. The Company will offer Genius as a paid service with consumption-based and performance-based pricing as well as enterprise licenses.

Background

We believe civilization is transitioning from the information age to the intelligence age. We are working on achieving super-human level intelligence in computing, which we believe will exhibit and exceed the flexible and general intelligence found in humans. However, despite the large potential addressable market, the AI industry faces several challenges, such as:

●	Technological Limitations: Current AI approaches are limited primarily to sophisticated pattern recognition but not the ability to understand the world, or to reason, plan, and learn. AI models based on the mainstream approach to Deep Learning (DL) and Reinforcement Learning (RL) are constrained by the quantity and quality of data. Moreover, once trained, a model is not updatable.

●	Narrowly Applicable and Lack of Interoperability: The textual and graphical outputs of Generative AI models such as ChatGPT (OpenAI), BARD (Google), Midjourney, Stable Diffusion and others are single purpose tools, and we believe they are incapable of adapting to and overcoming changing conditions and uncertainty, learning new concepts and performing a broad array of tasks and activities. To achieve human-level intelligence and beyond, we believe that software agents must not only understand and be curious about what they are doing and why they are doing it, but they must also be able to adapt, share what they learn, and explain how they learned it.

●	Scale: Generative AI is expensive to develop, requiring massive amounts of data, labor, computation, and energy.

●	Network Design: While Artificial “General” or “Super” Intelligence is generally portrayed as a single entity, an all-knowing monolithic artificial brain, we believe that the apex of the intelligence age will more likely be a distributed network or ecosystem of intelligences, both synthetic and natural.

●	Lack of Vision: Digital Transformation, a concept typically associated with terms such as Web 3.0, Industry 4.0, the Metaverse, the IoT, Smart Cities and Digital Twins, each with a slightly different emphasis, in our view, lacks a specific prescription for how to attain the overarching vision.

As the industry continues to rapidly grow, such growth and harmonization of various data processing and producing technologies will yield better insights, predictions, recommendations and decision-making, enabling AI developers to overcome the above-listed limitations. This will in turn shift processes and decision making from humans to machines and give rise to more autonomous systems. The increased transparency and accountability of a unified knowledge network will offer improvements in the cost of privacy and security when built around a network of everything that encompasses data governance, credentialing mechanisms and trust We believe this will result in a hyper-integrated, hyper-personalized, hyper-automated and ethically-aligned network of humans, machines and intelligent agents.

The growth in investment and adoption of AI reflects the increasing demand for better, more economical and automatic solutions – greater output with less input. AI capabilities like Computer Vision, Language Models and Autonomous Vehicles that use Neural Nets are expected to process massive amounts of data to detect patterns and anomalies. This will allow humans to make better decisions and machines (vehicles, robots, drones) to navigate and perform tasks autonomously. However, there are significant problems with conventional AI as the models are inferred, generated through brute force computation, relying heavily on manual data labeling, opaque internal functions, and biased data inputs. They are narrow in purpose and are incompatible with other models. VERSES’ objective is to provide a user-friendly suite of tools to map both stored data and live data streams into a common interoperable data model. This pre-labeled, contextualized data structure can generate models that require less computer and human supervision, and that are transparent and interoperable with other models. This should translate into greater accuracy and flexibility, faster development, and lower costs in the deployment of autonomous applications.

Approach to Developing Artificial Intelligence

The Free Energy Principle (“FEP”), which informs the approach to machine learning in the AI systems that the Company is developing, is a general principle of information physics that allows the Company to model the probabilistic beliefs that guide or control the actions of physical systems, like the human brain. The main advantage provided by FEP over other methods of implementing AI is that it involves using principles in physics to improve machine learning systems. We believe FEP improves machine learning systems in the following two ways:

●	Product advantages: Machine learning systems are composed of a model architecture, an algorithm, and data. The algorithm is applied to the model architecture to perform computation over the data. FEP, which provides the mathematical basis for the algorithm used in VERSES’ machine learning systems, allows computation over data that is fully explainable (i.e. human interpretable), contrary to standard approaches such as deep neural networks that are black box models; and

●	Technical advantages: We believe FEP provides a physics-informed method of improving the machine learning algorithms that enable AI, as FEP can be designed to solve problems related to real physical systems (e.g., designing new materials for an aircraft, or modeling the dynamics of a fluid) as opposed to problems that may be only digital problems (e.g., generating a realistic image based on a user prompt). As a consequence, algorithms based on FEP are particularly well suited to model physical systems like the human brain and its cognitive functions, such as perception, attention, learning, emotion, recognition, and action.

HSML: Hyperspace Modeling Language, which is being implemented by VERSES, is a human and machine-readable modeling language and semantic ontology schema for describing reality by expressing objects and concepts as entities with interrelationships and interdependencies. HSML is an implementation specification with testable requirements that enable independent implementations to interoperate.

Overview of Genius

Generative AI models like GPT and DALL-E-2 excel at producing written and visual content by predicting the next statistically most likely word or pixel based on “correlations” and patterns found in enormous training data sets.3 4 While some outputs might suggest some spark of intelligence, mathematically, such generative AI models simply mimic the input data on which they were trained, including the biases therein, without genuine understanding or reasoning.5 Further, there are ethical concerns around, among other things, the predisposition of such technology for potentially generating misinformation, bias inherent in the training data and the likelihood of intellectual property infringement used in training data without consent or remuneration.6 The Company believes it will take more than increasing the volume of training data sets to create intelligent software that can reason, plan and learn.

We are developing Genius as our flagship product, with the intention that it will generate intelligent agents (“Genius Agents”), that are each expected to function as a “digital brain” by transforming data into interoperable knowledge model (“Genius Core”) on which to infer the “causality” and hidden states that generate the data they observe. This causal modeling or “inference” mechanism is being built on the Active Inference, a framework based on FEP.

In conventional computing, storage and compute are independent components and the sequential data transfer between the two is massively inefficient in both time and energy. In the human brain, neurons function as both memory and processor and, being interconnected, process information in parallel. Genius Core and Genius Agents are being designed to function like integrated memory and processor. Consequently, Genius Agents and Genius Core are not separate products but rather integral parts of Genius.

The Company launched a private beta program of Genius (including Genius Agents and Genius Core) in early 2024 with a few select participants with whom the Company has existing business relationships and has launched a public beta program for a broader number of developers for the second half of 2024. This public beta program is included enhanced functionalities and was intended to help the Company increase its potential customer base, while refining its product offerings in anticipation of the 1.0 launch of Genius.

On April 30, 2025, the Company announced that it had launched its flagship product Genius, enabling agentic intelligence for enterprise. The initial target audience for Genius is machine learning and data science professionals trying to solve enterprise problems that require prediction when there is uncertainty or hidden factors. Genius is designed to provide the tools necessary to build domain-specific models that are intended to enhance decision-making (inference as a service) for third-party agents through the Company’s software development kits/application programming interfaces and model editor. The Company will offer Genius as a paid service with consumption-based and performance-based pricing as well as enterprise licenses.

3 https://dl.acm.org/doi/10.1145/3442188.3445922

4 https://www.sciencedirect.com/science/article/pii/S1389041723001080

5 https://arxiv.org/pdf/2309.12288.pdf

6 Lucchi, Nicola, ChatGPT: A Case Study on Copyright Challenges for Generative AI Systems (June 12, 2023). European Journal of Risk Regulation (2023), 1–23, Available at SSRN: https://ssrn.com/abstract=4483390.

Genius Agents

Genius Agents are intended to read from and write to HSML knowledge models to reason, plan and learn. Much like a real assistant, Genius Agents are being designed to solve complex problems based on context, intent, requirements, and restrictions. The more context (such as location, schedule, weather, history, preferences, goals, available resources) that a Genius Agent has, the more hyper-personalized the results and recommendations it can provide. Genius Agents are being designed to adapt to dynamically changing conditions and collaborate with other agents which is essential for evolving from automatic, to automated, to autonomous, and ultimately, to autonomic self-organizing systems.

Genius Agents are being designed to be able to perform other highly context-dependent and multi-step decisions in a professional capacity such as aggregating information from multiple sources into a unified report with charts, graphs, summaries, and suggested action items. For instance, a Genius Agent is being designed to be able to ingest a number of unstructured pdfs. research papers and generate an HSML knowledge graph mapping all authors, university attributions, bibliographical references, external citations, diagrams, formulas, and other content to answer complex questions – the answers to which are not explicit and must be inferred.

Genius Core

Genius Core is being developed to actively manage, organize, and store data, while transforming it into strategic, actionable insights. Data structures such as document-oriented databases, knowledge graphs, and vector databases offer different solutions for data storage and retrieval, each having unique strengths and weaknesses. Genius Core is being designed as a unique search, recommendation, and knowledge engine that is intended to combine the benefits of all three types (document, graph, and vector) by transforming structured and unstructured data into a unified hyperspatial knowledge model that is expected to be uniquely suited to serve as memory for AI systems which need to represent complex multidimensional relationships. In Genius Core, entities and their relationships are being modeled in HSML and queried via HSQL.

Research and Development

The Company’s AI R&D team, led by Chief Scientist, Karl Friston, is composed of experts in computational neuroscience, which is the study of the principles that govern the development, structure, physiology, and cognitive abilities of the brain and the nervous system, and how these mathematical and statistical models can be applied in software.

The core function of the R&D team is to explore new techniques and emerging technologies while working closely with engineering staff to align outcomes with commercial product objectives. Among other things, the team generates whitepapers, demonstrations and proofs-of-concept in order to help qualify and quantify the business value of continued investment or inspire new product development.

Our team of multi-PhD researchers have collectively published over 2,000 papers (including 30+ with VERSES affiliation) and bring a diverse set of competencies and expertise including:

●	Active Inference

●	Bayesian Scene Graphs

●	Category Theory

●	Cognition and Neuroscience Modeling

●	Computational Phenomenology

●	Control Theory

●	Eco-Bio-Psycho-Social

●	Free Energy Principle

●	Model-based Reinforcement Learning

●	Social Sciences (philosophy, neuroscience, psychology, anthropology)

●	Swarm Intelligence

Business Model

The Company intends to market Genius to developers as a Software-as-a-Service (SaaS) for making their applications smarter, safer and more sustainable. We anticipate offering multiple subscription tiers priced based on usage and pricing will be informed by various performance metrics gathered during the beta program.

Growth Strategy

It is the intention that Genius can serve various roles for different end users. These markets will require different growth strategies, pricing models, industry partnerships and sales cycles.

●	Genius: In order to demonstrate the versatility and broad applicability of what we believe is Genius’ unique value proposition – adaptive intelligence – we anticipate working closely with domain experts in various verticals and supporting their implementations as showcases that attract customers seeking similar solutions.

●	Exchange: Over the long-term, we believe there is an opportunity for hosting a marketplace where third-party developers and software engineers can offer agents, connectors, and applications powered by Genius.

●	New Products: We may discover the need or opportunity to develop first party applications powered by Genius which may simply enhance the attractiveness of the platform or may be an opportunity for additional monetization.

●	Strategic & Accretive M&A: From time to time, we may identify acquisition opportunities that are in similar verticals to us that could have a number of benefits including: expanding customer relationships, accelerating AI tools and leveraging additional AI infrastructure. These opportunities could range materially in size and scale. Any determination to act in this regard will be based on market conditions and opportunities existing at the time and accordingly, the timing, size or success of any efforts and associated potential capital commitments are unpredictable.

Sales and Marketing

Our sales team focuses on new sales opportunities mostly within our enterprise and channel partner ecosystem.

To generate demand, we have developed a library of whitepapers, demonstrations and proofs-of-concept generated by our research and development team in order to help qualify and quantify the business value of continued investment or to inspire new product development.

We have also developed long-term relationships with our largest customers and SIs and maintain an ongoing relationship with them that includes technical support.

Employees, Specialized Skills and Knowledge

The management of VERSES’ business requires a high degree of competence in a variety of general aspects including operations, software development, sales and marketing, legal compliance, human resources, finance, and accounting. Given the horizontal applicability of VERSES’ offerings across many sectors, the Company leverages domain experts, advisors, and consultants for translating its core value proposition into the respective domain specific use cases and jargon in order to accelerate sales cycles (i.e., healthcare vs logistics). The VERSES team includes members with deep expertise in specialized areas such as data science, AI, user experience design, cybersecurity, distributed identity, and systems integration and is an important competitive advantage.

As of the year ended March 31, 2025, the Company had 92 staff members, consisting of 61 employees and 31 independent contractors across 16 countries, including the United States, Australia, Austria, Belgium, Canada, France, Germany, India, Italy, Netherlands, and the United Kingdom.

The Company expects its hiring cadence to be commensurate with scaling of customers and market demand of product features. VERSES’ hiring strategy includes working with specialized recruiting firms to source domain experts, academic institutions to source PhD talent with relevant R&D experience, and outsource agencies ready to allocate entire teams to meet the Company’s hiring requirements.

Competitive Conditions

The markets in which the Company competes are competitive and evolving rapidly. Genius directly or indirectly competes in a number of categories against leaders in AI including Microsoft, OpenAI, Anthropic, Cohere, Adept, Google, and Meta, all of which employ an approach that can be classified as generative AI. Additionally, Vector databases providers such as Pinecone, Weaviate, and Qdrant and graph databases such as Neo4j and ArangoDB address demand for data storage in formats conducive to AI platforms. Cloud data management platforms such as Snowflake and DataBricks store massive amounts of enterprise data.

The principal competitive factors in the Company’s market are:

●	the ability to provide capabilities that meet current and future technology requirements;

●	ease of deployment;

●	customer relationship, reputation, and brand recognition;

●	resources for customer, technology and platform supports; and

●	strength of sales and marketing efforts.

VERSES expects the competition to evolve as the market continues to grow, evolve and attract new market entrants, especially smaller emerging companies focused on different AI tools and platforms.

The Company believes that it has several competitive advantages including, but not limited to the following:

●	Team and Domain Expertise: The inventor of the Active Inference framework and FEP on which it is based, Dr. Karl Friston, is VERSES’ Chief Scientist. The Company’s research and development team is composed of experienced researchers and engineers from a range of disciplines including neuroscience, robotics, enterprise SaaS, media, and systems integrations.

●	HSML. VERSES is implementing a specification that is intended to address fundamental problems in computing: poor interoperability and trust. VERSES, in collaboration with IEEE, a standards development association, are formalizing HSML as a global specification. The Company is also working with Dentons, to advocate governments and private industry to endorse and adopt HSML as the means to encode laws and regulations into a universal machine-readable format.

●	Network vs Platform. Whereas Generative AI companies are building platforms, VERSES is focused on building a more-encompassing open network, the Spatial Web, and Genius is currently the exclusive means of interfacing with it.

●	Strategic Relationships. VERSES is focused on a multi-pronged approach to fostering relationships with channel partners and systems integrators, and currently has cultivated relationships with professional firms such as Deloitte and Accenture.

Intangible Properties

VERSES recognizes the importance of its intangible assets such as brand names, relationships with customers and partners, licenses, and trade secrets. To protect its products and processes, VERSES periodically reviews opportunities to register copyrights, trademarks, and patents in different countries. The following are patents, copyrights and trademarks relevant to the Company’s business:

The Company has filed the following non-provisional and provisional applications with the United States Patent and Trademark Office:

Non-Provisional Patent Applications

●	As of June 16, 2025, we have submitted formal non-provisional applications in the Untied States through the U.S. Patent and Trademark Office (“USPTO”) for the four patents listed below. The non-provisional filings have been assigned new applications serial numbers, which are set out below.

●	“METHOD AND SYSTEM FOR AUTOMATICALLY DEVELOPING RULES FOR AGENTS DRIVING DEVICE BEHAVIOR”, provisional filed on May 1, 2023 (old provisional # 63/499,287) (new U.S. non-provisional application serial number 18/651,479, converted April 30, 2024).

●	“METHOD AND SYSTEM FOR SPECIFYING AN ACTIVE INFERENCE BASED AGENT USING NATURAL LANGUAGE”, provisional filed on July 12, 2023 (old provisional # 63/513,322) (new U.S. non-provisional application serial number 18/770,654, converted August 18, 2024).

●	“METHOD AND SYSTEM FOR PROBABILISTIC QUERYING OF A VECTOR GRAPH DATABASE”, provisional filed on July 25, 2023 (old provisional # 63/515,573) (new U.S. non-provisional application serial number 18/783,398, converted July 24, 2024).

●	“METHOD OF UPDATING GRAPH DATABASES BY USING COMPUTATION GRAPHS”, provisional filed on September 1, 2023 (old provisional # 63/580,314) (new U.S. non-provisional application serial number 18/809,219, converted August 19, 2024).

●	“A METHOD FOR AUTOMATICALLY EXPANDING FACTOR GRAPH DATABASE”, provisional filed on October 27, 2023 (old provisional # 63/593,745) (new U.S. non-provisional application serial number 18/927,933, converted October 26, 2024).

●	“A METHOD FOR GENERATING USER SPECIFIC INTERFACES USING GENERATIVE UI”, provisional filed on November 29, 2023 (old provisional # 63/604,123) (new U.S. non-provisional application serial number 18/963,247, converted February 2, 2025).

●	“A METHOD OF IMPROVING TEXT VECTORIZATION USING DEPTH FIRST SEARCH AND RADIX TREES”, provisional filed on January 8, 2024 (old provisional # 63/618,776) (new U.S. non-provisional application serial number 19/004,267, converted December 28, 2024).

●	“A METHOD FOR EXTRACTING,TRANSFORMING AND LOADING LEGAL INFORMATION ONTO AUTONOMOUS AGENTS USING LARGE LANGUAGE MODELS AND COMPUTER GRAPH DATABASES”, provisional filed on February 5, 2024 (old provisional # 63/549,994) (new U.S. non-provisional application serial number 19/043,493, converted February 8, 2025).

●	“A METHOD OF DIGITAL DOCUMENT REVIEW USING FACTOR GRAPH DOCUMENT DATABASES”, provisional filed on February 27, 2024 (old provisional # 63/558,504) (new U.S. non-provisional application serial number 19/064,659, converted February 26, 2025).

●	“A METHOD OF INTERAGENT COMMUNICATION IN PROBABILISTIC AGENTS IMPLEMENTING FACTOR GRAPH DOCUMENT DATABASES”, provisional filed on April, 08 2024 (old provisional # 63/631,184) (new U.S. non-provisional application serial number 19/095,775, converted March 31, 2025).

Additionally, the PCT application “METHOD AND SYSTEM FOR OPTIMIZING A WAREHOUSE” (provisional filed on September 21, 2022 and subsequently filed under the PTC - old provisional # 63/360,286) was converted to a non-provisional on March 19, 2024, with only the USA being selected for localization (new non-provisional application serial number 18/693,486).

Provisional Patent Applications

●	“A METHOD FOR PERFORMING GAUSSIAN SPLATTING USING VARIATIONAL BAYES”, 63/701,522, filed on September 30, 2024.

●	“A METHOD AND SYSTEM FOR IMPLEMENTING LEGAL DECISION MAKING IN ARTIFICIAL INTELLIGENCE SYSTEMS USING ACTIVE INFERENCE”, 63/752,789, filed on February 02, 2025.

●	“A SYSTEM AND METHOD FOR THE DISCOVERY OF VIABLE BAYESIAN MODELS BY SUBJECT MATTER EXPERTS”, 63/795,510, filed on April 27, 2025.

As of the date of this AIF, the Company does not have any pending non-provisional patent applications.

Provisional applications are not official patents and do not provide prosecutable intellectual property protection. However, the provisional application for a patent allows the Company to obtain an official filing date before public disclosure of an invention. This filing date ensures, if the application is successful, that no other provisional application made in respect of the same invention filed after the filing date, is able to proceed with the patent application. Once a provisional application is filed, the Company has 12 months to file a formal non-provisional application. Once a non-provisional application is submitted, the review process can take approximately two to four years at a cost of approximately USD$15,000 per patent for filing fees.

Additionally, while a provisional application is active, an applicant may file a patent application under the PCT for the purposes of seeking international patent protection. A PCT application extends the filing deadline of a non-provisional patent application by up to 18 months which means that under the PCT regime, it can take up to 30 months for a non-provisional patent application to be filed in connection with a provisional application. Except for patent applications filed under the PCT, the 12 month period for the filing of a formal non-provisional application cannot be extended.

Trademarks

The Company has the following registered trademarks:

●	U.S. Registration No. 5838650 (“VERSES”) in International Class 42, registered on August 20, 2019;

●	U.S. Registration No. 7201904 (“VERSES”) in International Class 42, registered on October 24, 2023;

●	U.S. Registration No. 7201550 (“V VERSES”) in International Class 42, registered on October 24, 2023;

●	U.S. Registration No. 7248436 (“IMAGINE A SMARTER WORLD”) in International Class 42, registered on December 19, 2023;

●	U.S. Registration No. 7080725 (“WAYFINDER”) in International Class 42, registered on June 13, 2023;

●	U.S. Registration No. 5839158 (“THE POWER OF SMART SPACE”) in International Class 42, registered on August 20, 2019;

●	U.S. Registration No. 6811022 (“VERSES SPATIAL WEB PROTOCOL”) in International Class 42, registered on August 9, 2022;

●	U.S. Registration No. 7289102 (“SPATIAL INTELLIGENCE MANAGEMENT”) in International Class 42, registered on January 23, 2024;

●	European Application Serial No. 18392857 (“VERSES”) in Class 42, registered on June 12, 2021;

●	European Application Serial No. 18392876 (“WAYFINDER”) in Class 42, registered on June 12, 2022;

●	European Application Serial No. 18392875 (“COSM”) in Class 42, registered on June 12, 2022;

●	European Application Serial No. 18392878 (“POWERING THE SPATIAL WEB”) in Class 42, registered on June 12, 2022;

●	European Application Serial No. 18659312 (“DOMAINFLOW”) in Class 9, registered on July 20, 2022; and

●	European Application Serial No. 18658983 (“SIMFLOW”) in Class 9, registered on August 24, 2022.

In addition, we have filed the following trademark applications with the USPTO:

●	U.S. Registration No. 97853452 (“AI REIMAGINED”) in International Class 42, filed on March 23, 2023;

●	U.S. Registration No. 98071341 (“GENIUS”) in International Classes 9 and 42, filed on July 5, 2023;

●	U.S. Registration No. 97930135 (“VERSES.AI”) in International Class 42, filed on May 10, 2023; and

●	U.S. Registration No. 98242187 (“SMARTER BY NATURE”) in International Class 42, filed on October 26, 2023.

Regulatory Environment

We plan to operate in a variety of industries; some being heavily regulated such as health care and finance. As a result, we factor in many different laws, agency regulations and rules when developing and implementing our products and services. Some examples of such laws, agency regulations and rules include, but are not limited to, the following:

Data Privacy. Because our software and services can involve, among other things, the collection, transmission and management of potentially sensitive, personally identifiable data, we use our best efforts to comply with data privacy and security laws applicable to each location and/or sector that we participate in. Examples of these laws include, but are not limited to: (i) the European General Data Protection Regulation; (ii) the California Consumer Privacy Act and its equivalents in other U.S. states; (iii) the Health Insurance Portability and Accountability Act (HIPAA); and (iv) the Children’s Online Privacy Protection Act. We are sensitive to the importance of these regulations, and routinely employ “privacy by design” and “principles of least privilege” when crafting new applications and services.

Intellectual Property. We respect the intellectual property rights of others, and always seek to ensure that our offerings are not used to violate those rights. To ensure our ongoing commitment to respecting the intellectual property of others, we have conducted extensive patent prior art clearance searches and trademark reviews. Additionally, we periodically audit and ensure compliance with the terms and conditions of all critical proprietary and open-source software licenses used in our offerings. Further, we seek to participate in community development efforts by making all reasonable efforts to return back any bug or security fixes into the upstream code repositories.

Artificial Intelligence. The regulatory framework and potential liability issues applicable to the development and use of machine learning, AI, related technology and automated decision-making is evolving. As the regulatory landscape continues to develop, we will use reasonable efforts to comply with AI laws, regulations and agency guidance as applicable to our operations. In October 2023, the White House issued an Executive Order focusing on safe, secure and trustworthy AI, laying out a national policy on AI and directing various agencies to take certain actions. We expect an increase in new legislation, agency guidance, agency enforcements and other federal regulations as a result of the Executive Order, as well an increase in state-specific AI laws that may be applicable to our operations. A number of lawsuits that address unresolved legal issues under existing laws are currently pending and additional lawsuits are likely to be filed, the outcomes of which may have an impact on future laws affecting our business and our compliance obligations.

The international legal and regulatory landscape is also evolving. As we plan to expand into additional markets, we will use reasonable efforts to comply with applicable international laws, which may include those under the European Union AI Act and new laws that have been or may be adopted by other countries. The European Union AI Act, which was adopted on March 13, 2024, aims to create a comprehensive regulatory framework for AI technologies to ensure their responsible development and use while addressing potential risks. It is one of the first comprehensive attempts to regulate and establish limits on the use of AI. This regulatory framework and other potential legislation is expected to have a material impact on the way AI is regulated in the EU and elsewhere, and together with developing guidance and/or decisions in this area, may affect our use of AI and our ability to provide and to improve our services, require additional compliance measures and changes to our operations and processes, result in increased compliance costs and potential increases in civil claims against us, and could adversely affect our business, operations and financial condition. We will continue to monitor new legislation applicable to our operations and use reasonable efforts to comply with such legislation.

Privacy and Cybersecurity

VERSES’ business can involve the collection, transmission, and management of potentially sensitive, personally identifiable data of third parties. As a result, VERSES has established a variety of physical, administrative and technical measures to help protect users’ privacy and ensure cybersecurity. These include, without limitation: access control, multi-factor authentication, encryption, network firewalls, intrusion detection, performance monitoring, disaster recovery, security incident handling, password management tools, mobile device management and more.

Physical. VERSES is a “distributed organization,” so there is no centralized server, network, or single point of failure. Instead, VERSES leverages enterprise-grade cybersecurity and encryption intrinsic to cloud service providers such as AWS, Microsoft Azure, and Google’s Cloud Platform for hosting and computing.

Administrative. VERSES recognizes that cybersecurity risks represent a significant operational and reputational threat to our business. Our cybersecurity risk management program is designed to identify, assess, mitigate, and respond to cybersecurity threats in a timely and effective manner. The program is integrated into our broader enterprise risk management framework through a defense-in-depth approach.

Key components include:

●	Regular internal and external vulnerability assessments and penetration testing;
●	Ongoing employee training with user phishing simulation tests;
●	A dedicated incident response plan, tested and refined annually;
●	Use of multi-factor authentication, encryption, and access control policies;
●	Disaster Recovery and Business Continuity Plans;
●	Policy acknowledgment;
●	Yearly risk assessments;
●	Enforcement of least privilege access across environments;
●	Continuous improvement loop using CI/CD pipeline, providing accountability and segregation of duties:
●	24/7 monitoring by security operation center;
●	Engagement with third-party security consultants for audits and advisory services.

We monitor cybersecurity threats across our systems through both automated tools and manual review processes.

As of the date of this filing, we have not experienced any material cybersecurity incidents that have materially impacted our operations, financial condition, or results of operations.

Technical. Our technology “stack” complies with Spatial Web protocols which are architected around privacy-by-design, including using the principle of least privilege, decentralized identities, verifiable credentials and cryptographic “zero-knowledge” proofs.

Reorganizations

The Company has not completed any material reorganization of the Company or any of its subsidiaries within the three most recently completed financial years or completed during or proposed for the current financial year.

RISK FACTORS

There are a number of risk factors that could cause future results to differ materially from those described herein. The following are certain risk factors relating to the business carried on by the Company, which prospective investors should carefully consider before deciding whether to invest in the Company’s securities. The risks and uncertainties described herein are not the only ones that the Company faces. Additional risks and uncertainties, including those that the Company does not know about now or that it currently deems immaterial, may also adversely affect the Company’s business. If any of the following risks actually occur, the Company’s business may be harmed, and its financial condition and results of operation may suffer significantly. References to the Company include its owned and partially owned subsidiaries and affiliates in which the Company has an interest, as applicable.

Risk Relating to the Company

Limited Operating History

The Company has a relatively limited operating history. As such, the Company will be subject to all of the business risks and uncertainties associated with any new business enterprise, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources. Although the Company possesses an experienced management team, there is no assurance that the Company will be successful in achieving a return on Shareholders’ investment and the likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. There is no assurance that the Company will generate revenues, operate profitably, or provide a return on investment, or that it will successfully implement its business and growth plans. An investment in the Company’s securities carries a high degree of risk and should be considered speculative by investors. Prospective investors should consider any purchase of the Company’s securities in light of the risks, expenses and problems frequently encountered by all companies in the early stages of their corporate development and operations.

Additional Funding

The operation of the Company’s business will require substantial additional capital. When such additional capital is required, the Company will need to pursue various financing transactions or arrangements, which may include debt financing, equity financing or other means. Additional financing may not be available when needed or, if available, the terms of such financing might not be favourable to the Company and might involve substantial dilution to existing Shareholders. The Company may not be successful in locating suitable financing transactions in the time period required or at all. A failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations. Any future issuance of securities to raise required capital will likely be dilutive to existing Shareholders. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. The Company may incur substantial costs in pursuing future capital requirements, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. The ability to obtain needed financing may be impaired by such factors as the capital markets, the Company’s status as a relatively new enterprise with a limited history and/or the loss of key management personnel.

Negative Cash Flow from Operating Activities

The Company has had negative cash flow from operating activities since inception. The Company’s business is in an early stage and additional capital investment will be required to achieve revenue. There is no assurance that the Company will generate earnings, operate profitably or provide a return on investment in the future. Accordingly, the Company will be required to obtain additional financing in order to meet its future cash commitments.

Implementation of Growth Strategy

VERSES’ future growth, profitability and cash flows depend upon the Company’s ability to successfully implement its growth strategy, which, in turn, is dependent upon a number of factors, including the Company’s ability to:

1.	expand its customer/user base;

2.	retain qualified operations staff;

3.	protect its technology and intellectual property;

4.	support growth of existing customers; and

5.	enhance and develop Genius and Genius-based applications.

There can be no assurance that the Company can successfully achieve any or all of the above initiatives in the manner or time period that the Company expects. Further, achieving these objectives will require investments which may result in short-term costs without generating any current revenue and therefore may be dilutive to VERSES’ earnings. The Company cannot provide any assurance that it will realize, in full or in part, the anticipated benefits the Company expects its strategy will achieve. The failure to realize those benefits could have a material adverse effect on VERSES’ business, financial condition and results of operations.

Protection of Intellectual Property

The Company’s commercial success depends to a significant degree upon its ability to develop technologies, instruments, and services, and to obtain patents, where appropriate, or other intellectual property rights or statutory protection for these technologies and products in Canada, the United States and elsewhere. The Company currently has no issued patents related to any of its intellectual property. Despite devoting resources to the research and development of proprietary technology, the Company may not be able to develop technology that is patentable or protectable. Further, patents issued to the Company, if any, could be challenged, held invalid or unenforceable, or be circumvented and may not provide the Company with necessary or sufficient protection or a competitive advantage. Competitors and other third parties may be able to design around the Company’s intellectual property or develop technology similar to Genius that is not within the scope of such intellectual property. The Company’s inability to secure its intellectual property rights may have a material adverse effect on its business and results of operations.

Currently, the Company’s intellectual property includes provisional patent applications, copyrights and registered trademarks. With respect to the Company’s provisional patent applications, such applications may not result in full patents being granted, and any full patent applications that the Company files may not result in issued patents or may take longer than expected to result in issued patents. The Company plans on taking the necessary steps, including but not limited to, the filing of additional patents applications as appropriate. There is no assurance any patents will be issued or that when they are issued, they will include all of the claims currently included in the applications. The Company also relies on contractual obligations of its employees and contractors to maintain the confidentiality of the Company’s technologies. To compete effectively, the Company needs to develop and continue to maintain a proprietary position with respect to its technologies and business.

Additionally, prosecution and protection of the intellectual property rights sought can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of Canada or the United States.

Conflicts of Interest

Certain of the Company’s directors and officers do not devote their full time to the affairs of the Company and certain of the Company’s directors and officers are also directors, officers and shareholders of other public companies in general, and as a result they may find themselves in a position where their duty to another company conflicts with their duty to the Company. Although the Company has policies which address such potential conflicts and the BCBCA has provisions governing directors in the event of such a conflict, none of the Company’s constating documents or any of its other agreements contain any provisions mandating a procedure for addressing such conflicts of interest. There is no assurance that any such conflicts will be resolved in favour of the Company. If any such conflicts are not resolved in favour of the Company, the Company may be adversely affected.

Uncertainty of Use of Available Funds

Management of the Company retains broad discretion in the application of the Company’s funds. The failure by the Company to apply these funds effectively could have a material adverse effect on the Company’s business, including the Company’s ability to achieve its stated business objectives.

Proprietary Artificial Intelligence Algorithms

VERSES uses proprietary AI algorithms in its product offerings. The continuous development, maintenance, and operation of VERSES’ AI products is expensive and complex, and may involve unforeseen difficulties, including material performance problems, undetected defects or errors. If Genius does not function reliably, this could negatively impact the user experience for VERSES’ customers. Any of these situations could result in customers’ dissatisfaction with VERSES, which could negatively impact VERSES’ business. Additionally, VERSES’ AI algorithms may lead to unintentional bias and discrimination, which could subject VERSES to legal or regulatory liability as well as reputational harm. Any of these eventualities could result in a material and adverse effect on VERSES’ business, financial condition, operating results, cash flows, and prospects.

Failure to Manage Growth

VERSES anticipates that growing demand for the Company’s services and Genius will place significant demands on the Company’s operational infrastructure. The scalability of Genius will depend on VERSES’ ability to develop Genius for different industry applications. Moreover, as the Company’s business grows, VERSES will need to devote additional resources to improving its operational infrastructure and to continue to enhance its scalability in order to maintain the performance of Genius and related applications.

As the Company grows, VERSES will be required to continue to improve its operational and financial controls and reporting procedures and VERSES may not be able to do so effectively. In managing the Company’s growing operations, VERSES is also subject to the risks of over-hiring and/or overcompensating its employees and over-expanding its operating infrastructure. As a result, VERSES may be unable to manage its expenses effectively in the future, which may negatively impact VERSES’ gross profit or operating expenses.

As the Company continues to grow and develop the infrastructure of a public company, the Company must effectively integrate, develop and motivate a growing number of new employees, some of whom are based in various countries around the world. In addition, the Company must preserve its ability to execute quickly in further developing the Company’s platform and implementing new features and initiatives. As a result, VERSES may find it difficult to maintain its corporate culture, which could limit the Company’s ability to innovate and operate effectively. Any failure to preserve VERSES’ culture could also negatively affect the Company’s ability to recruit and retain personnel, to continue to perform at current levels or to execute on the Company’s business strategy effectively and efficiently.

Reliance on Strategic Partnerships

We rely on strategic partnerships with third parties for technologies that are vital to the functionality of our Company. We anticipate that we will continue to depend on relationships with these and other third parties, such as data center hosting companies, cloud computer platform providers, and software and hardware vendors. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. If we are unsuccessful in establishing and maintaining our relationships with third parties, or if these third parties are unable or unwilling to provide services to us, our ability to grow and scale Genius or to generate revenue could be impaired, and our results of operations may suffer. Even if we are successful in doing so, we cannot be sure that these relationships will result in increased customer usage of Genius and Genius applications or increased revenue.

Security Breaches

VERSES operates in an industry that is prone to cyber attacks. Failure to prevent or mitigate security breaches and improper access to or disclosure of the Company’s data or customer data could result in the loss or misuse of such data, which could harm VERSES’ business and reputation. The security measures VERSES has integrated into its internal networks and systems and Genius, which are designed to prevent or minimize security breaches, may not function as expected or may not be sufficient to protect the Company’s internal networks against certain attacks. In addition, techniques used to sabotage or to obtain unauthorized access to networks in which data is stored or through which data is transmitted change frequently. As a result, VERSES may be unable to anticipate these techniques or implement adequate preventative measures to prevent an electronic intrusion into the Company’s networks.

If a security breach were to occur, as a result of third-party action, employee error, breakdown of VERSES’ internal security processes and procedures, malfeasance or otherwise, and the confidentiality, integrity or availability of VERSES’ customers’ data was disrupted, the Company could incur significant liability to its customers, and VERSES’ services and Genius may be perceived as less desirable, which could negatively affect the Company’s business and damage its reputation.

Moreover, Genius and related applications could be breached if vulnerabilities in Genius or such related applications are exploited by unauthorized third parties or due to employee error, breakdown of VERSES’ internal security processes and procedures, malfeasance, or otherwise. Further, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords or other information or otherwise compromise the security of VERSES’ internal networks and electronic systems in order to gain access to the Company’s data or its customers’ data.

Any actual or perceived security breach could damage the Company’s reputation and brand, expose the Company to a risk of litigation and possible liability and require VERSES to expend significant capital and other resources to respond to and/or alleviate problems caused by the security breach. Some jurisdictions have enacted laws requiring companies to notify individuals and authorities of data security breaches involving certain types of personal or other data. In addition, pursuant to the terms of certain agreements, VERSES may be required to notify certain customers and partners in the event of a security incident. Any of these events could harm VERSES’ reputation or subject VERSES to significant liability, and materially adversely affect the Company’s business and financial results.

Software Errors or Defects

Genius and related applications are and will be dependent upon the successful and uninterrupted functioning of VERSES’ computer and data processing systems, cloud computing platform and network operating system. These software and systems may contain errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released.

The failure or unavailability of these systems could materially impact VERSES’s ability to deliver Genius and related applications to customers effectively or comply with contractual obligations to third parties. If sustained or repeated, a system failure or loss of data could negatively affect the operating results of VERSES.

Since the Company’s customers use and will use its services for decisions that are critical to their operation and ability to efficiently function, errors, defects, security vulnerabilities, service interruptions or software bugs in the Company’s network could result in losses to its customers. Customers may seek significant compensation from the Company for any losses they suffer or cease conducting business with the Company altogether. Further, a customer could share information about bad experiences on social media, which could result in damage to the Company’s reputation. There can be no assurance that provisions included in the Company’s agreements with its customers that attempt to limit its exposure to claims would be enforceable or adequate or would otherwise protect it from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against the Company by any of its customers would likely be time-consuming and costly to defend and could seriously damage its reputation and brand, making it harder for the Company to generate revenue.

Insufficient Insurance Coverage

VERSES maintains property, general liability, errors and omissions and directors and officers’ liability insurance on such terms as it deems appropriate. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of VERSES’ lost investment. This insurance may not remain available to it at commercially reasonable rates. Future increases in insurance costs, coupled with the increase in deductibles, will result in higher operating costs and increased risk. Not all risks faced by VERSES are insured.

Failure to Maintain, Promote and Enhance Brand

VERSES believes that maintaining, promoting and enhancing the VERSES brand is critical to expanding the Company’s business and rolling out Genius and related applications. Maintaining and enhancing the VERSES brand will depend largely on the Company’s ability to continue to provide high-quality, well-designed, useful, reliable and innovative solutions, which the Company may not do successfully. The Company operates in a space with some of the largest companies in the world that have significantly more resources than VERSES. These companies have the ability to dilute the Company’s messaging regarding the Spatial Web which may confuse the market and be detrimental to the continued development and enhancement of the Company’s brand.

Errors, defects, data breaches, disruptions or other performance problems with Genius and related applications may harm VERSES’ reputation and brand. The Company may introduce new solutions or terms of service that its customers do not like, which may negatively affect the VERSES brand. Additionally, if the Company’s customers have a negative experience using VERSES solutions, such an experience may affect the VERSES brand, especially as the Company continues to attract larger customers to Genius.

The Company believes that the importance of brand recognition will increase as competition in VERSES’ market increases. In addition, successful promotion of the VERSES brand will depend on the effectiveness of the Company’s marketing efforts. VERSES’ efforts to market the VERSES brand will involve significant expenses. VERSES’ marketing expenditure may not yield increased revenue, and even if it does, any increased revenue may not offset the expenses VERSES incurs in building and maintaining the VERSES brand.

Dependence on Customer Internet Access and Use of Internet for Commerce

The Company’s success will depend upon the general public’s ability to access the internet, including through mobile devices. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the internet, including changes to laws or regulations impacting internet neutrality, could decrease the demand for Genius and related applications or otherwise adversely affect the Company’s business. Given uncertainty around these rules, VERSES could experience discriminatory or anti-competitive practices that could impede both the Company and its customers’ growth, increase the Company’s costs or adversely affect VERSES’ business. If customers become unable, unwilling or less willing to use the internet for commerce for any reason, including lack of access to high-speed communications equipment, congestion of traffic on the internet, internet outages or delays, disruptions or other damage to customers’ computers, increases in the cost of accessing the internet and security and privacy risks or the perception of such risks, VERSES’ business could be adversely affected.

Privacy and Security of Sensitive Information

VERSES’ operations are and will be dependent on the Company’s information systems and the information collected, processed, stored, and handled by these systems. Throughout the Company’s operations, VERSES will receive, retain and transmit certain confidential information, including personally identifiable information that the Company’s customers provide to utilize Genius and related applications, interact with the Company’s personnel, or otherwise communicate with VERSES. In addition, for these operations, VERSES will depend in part on the secure transmission of confidential information over public networks. The Company’s information systems are and will be subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches, including credit card or personally identifiable information breaches, coordinated cyber attacks, vandalism, catastrophic events and human error. Although VERSES deploys a layered approach to address information security threats and vulnerabilities, including ones from a cyber security standpoint, designed to protect confidential information against data security breaches, a compromise of the Company’s information security controls or of those businesses with whom the Company interacts, which results in confidential information being accessed, obtained, damaged, or used by unauthorized or improper persons, could harm VERSES’ reputation and expose VERSES to regulatory actions and claims from customers and other persons, any of which could adversely affect the Company’s business, financial position, and results of operations. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, VERSES may not be able to anticipate these techniques or to implement adequate preventative measures. In addition, a security breach could require that the Company expends substantial additional resources related to the security of information systems and disrupt the Company’s businesses.

Changes in Technology

The Company operates in a competitive industry characterized by rapid technological change and evolving industry standards. The Company’s ability to attract new customers and generate revenue from existing customers will depend largely on its ability to anticipate industry standards and trends, respond to technological advances in its industry, and to continue to enhance Genius or to design and introduce new Genius applications on a timely basis to keep pace with technological developments and its customers’ increasingly sophisticated needs. The success of any enhancement of Genius and related applications will depend on several factors, including the timely completion and market acceptance of Genius and related applications. Any new application the Company develops or acquires might not be introduced in a timely or cost-effective manner and might not achieve the broad market acceptance necessary to generate significant revenue. If any of the Company’s competitors implements new technologies before the Company is able to implement them, those competitors may be able to provide more effective applications and services than the Company at lower prices. Any delay or failure in the introduction of new or enhanced applications and services could harm the Company’s business, results of operations and financial condition.

The Company’s services and Genius are expected to embody complex technology that may not meet those standards, changes and preferences. The Company’s ability to design, develop and commercially launch Genius and related applications depends on a number of factors, including, but not limited to, its ability to design and implement solutions and services at an acceptable cost and quality, its ability to attract and retain skilled technical employees, the availability of critical components from third parties, and its ability to successfully complete the development of Genius and related applications in a timely manner. There is no guarantee that the Company will be able to respond to market demands. If the Company is unable to effectively respond to technological changes or fails or delays to develop services in a timely and cost-effective manner, Genius and related applications may become obsolete, and the Company may be unable to recover its development expenses which could negatively impact sales, profitability and the continued viability of its business.

Competition

Some of VERSES’ competitors are better capitalized, hold a larger percentage of the Canadian and international markets, have greater financial, technical and marketing resources than VERSES and have greater name recognition than VERSES. If price competition increases, VERSES may not be able to raise its pricing in response to a rising cost of funds or may be forced to lower the pricing that it is able to charge customers. Price-cutting or discounting may reduce profits. This could have a material adverse effect on VERSES’s business, financial condition and results of operations and on the amount of cash available for dividends to Shareholders.

Difficulty in Forecasting

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The Company’s estimates and forecasts relating to the size and expected growth of its target market, market demand and adoption, capacity to address this demand, and pricing, may prove to be inaccurate. The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources. A failure in the demand for its services to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

Reputational Risk

Reputational damage can result from the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views, whether true or not. Reputation loss may result in decreased customer confidence and an impediment to the Company’s overall ability to advance Genius and related applications, thereby having a material adverse impact on its financial performance, financial condition, cash flows and growth prospects.

Loss of Foreign Private Issuer Status

Prior to April 1, 2025, the Company was a “foreign private issuer” under applicable U.S. federal securities laws and, as a result, the Company did not up until April 1, 2025 have to file the same reports that a U.S. domestic issuer files with the United States Securities and Exchange Commission (the “SEC”) under the U.S. Exchange Act. As a foreign private issuer, the Company was previously permitted to file with or furnish to the SEC the continuous disclosure documents that the Company was required to file in Canada under Canadian securities laws, with certain limited additional information. In addition, the Company’s officers, directors and principal shareholders were exempt from the insider reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act. In addition, as a foreign private issuer, the Company was previously exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements. Furthermore, the Company was not required to publish financial statements as promptly as United States companies, could prepare its financial statements under IFRS rather than U.S. generally accepted accounting principles, and such financial statements were audited under Canadian generally accepted auditing standards.

The Company lost its “foreign private issuer” status on April 1, 2025 and is now considered a U.S. domestic issuer Consequently, we are no longer eligible to file foreign issuer forms with the SEC and are now required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. The Company is also required to file its financial statement in accordance with U.S. generally accepted accounting principles, and such Company financial statements must be audited under U.S. generally accepted auditing standards. The regulatory and compliance costs to the Company under U.S. federal securities laws as a U.S. domestic issuer are expected to be significantly more than the costs the Company incurred as a foreign private issuer eligible to take advantage of the reduced disclosure requirements under the U.S. Exchange Act applicable to foreign private issuers.

Global Economy Risk

The volatility of global capital markets over the past several years has generally made the raising of capital by equity or debt financing more difficult. The Company may be dependent upon capital markets to raise additional financing in the future. As such, the Company is subject to liquidity risks in meeting its operating expenditure requirements and future cost requirements in instances where adequate cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact the ability to raise equity or obtain loans and other credit facilities in the future and on terms favorable to the Company and its management. If these levels of volatility persist or if there is a further economic slowdown, the Company’s operations, the Company’s ability to raise capital and the trading price of the Company’s securities could be adversely impacted.

Dependence on Management and Key Personnel

The success of the Company will be largely dependent on the performance of its directors and officers. The loss of the services of any of these persons could have a materially adverse effect on the Company’s business and prospects. There is no assurance the Company can maintain the services of its directors, officers or other qualified personnel required to operate its business. As the Company’s business activities grow, the Company will require additional key financial, administrative, and technology personnel as well as additional agents and operations staff. There can be no assurance that these efforts will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increase. If the Company is not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on the Company’s operations and financial condition.

Government Regulation

VERSES is currently regulated under legislation in all of the jurisdictions in which it conducts business and is licensed or registered in those jurisdictions where licensing or registration is required by law. Changes in regulatory legislation or the interpretation thereof, or the introduction of any new regulatory requirements, could have a negative effect on VERSES and its operating results. There are different regulatory and registration requirements in each of the jurisdictions in Canada. VERSES takes the position that it is appropriately registered in the jurisdictions in which it conducts business. However, it may voluntarily seek additional registration in respect of its activities or from time-to-time regulators may adopt a different view that may require VERSES to seek additional registration. Failure to be appropriately registered could result in enforcement action and potential interruption of certain of VERSES’ servicing or other activities and may result in a default under servicing agreements. This could have a material adverse effect on VERSES’ business, financial condition and results of operations.

Reporting Issuer Status

As a reporting issuer, the Company is subject to reporting requirements under applicable securities law, the listing requirements of Cboe Canada and other applicable securities rules and regulations. Compliance with these requirements increases legal and financial compliance costs, make some activities more difficult, time consuming or costly, and increase demand on existing systems and resources. Among other things, the Company is required to file annual, quarterly and current reports with respect to its business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm the Company’s business and results of operations. The Company intends to hire additional employees to comply with these requirements in the future, which will increase its costs and expenses.

Risks Associated with Acquisitions

If appropriate opportunities present themselves, the Company may complete acquisitions that the Company believes are strategic. The Company currently has no understandings, commitments or agreements with respect to any material acquisition, other than as may be described in this AIF, and no other material acquisition is currently being pursued. There can be no assurance that the Company will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with its current business. The process of integrating an acquired Company or assets into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company’s business. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company’s business, results of operations and financial condition.

Internal controls

Effective internal controls are necessary for VERSES to provide reliable financial reports and to help prevent fraud. Although VERSES will undertake a number of procedures and will implement a number of safeguards, in each case, in order to help ensure the reliability of its financial reports, including those imposed on VERSES under Canadian securities law, VERSES cannot be certain that such measures will ensure that VERSES will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm VERSES’s results of operations or cause it to fail to meet its reporting obligations. If VERSES or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in VERSES’s consolidated financial statements and materially adversely affect the trading price of the Subordinate Voting Shares.

Litigation

The Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Company becomes involved be determined against the Company such a decision could adversely affect the Company’s ability to continue operating and the market price for the Subordinate Voting Shares and could use significant resources. Even if the Company is involved in litigation and wins, litigation can redirect significant company resources.

Risks Related to the Company’s Securities

No Established Market for Securities

The Subordinate Voting Shares and Listed Warrants are listed on Cboe Canada; however, there can be no assurance that an active and liquid market for the Subordinate Voting Shares or the Listed Warrants will develop or be maintained and an investor may find it difficult to resell any securities of the Company. If a market does not develop or is not sustained, it may be difficult for investors to sell the Subordinate Voting Shares or Listed Warrants at an attractive price or at all. The Company cannot predict the prices at which the Subordinate Voting Shares or Listed Warrants will trade.

Speculative Nature of Investment Risk

An investment in the Company’s securities carries a high degree of risk and should be considered as a speculative investment. The Company has no history of earnings, limited cash reserves, a limited operating history, has not paid dividends, and is unlikely to pay dividends in the immediate or near future. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. An investment in the Company’s securities may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

Price may not Represent the Company’s Performance or Intrinsic Fair Value

The market price of a publicly traded stock is affected by many variables not directly related to the corporate performance of the Company, including the market in which it is traded, the strength of the economy generally, the availability of the attractiveness of alternative investments, and the breadth of the public market for the stock. The effect of these and other factors on the market price of the Subordinate Voting Shares and Listed Warrants on Cboe Canada in the future cannot be predicted.

Securities or Industry Analysts

The trading market for the Subordinate Voting Shares or Listed Warrants could be influenced by research and reports that industry and/or securities analysts may publish about the Company, its business, the market or its competitors. The Company does not have any control over these analysts and cannot assure that such analysts will cover the Company or provide favourable coverage. If any of the analysts who may cover the Company’s business change their recommendation regarding the Company’s stock adversely, or provide more favourable relative recommendations about its competitors, the stock price would likely decline. If any analysts who may cover the Company’s business were to cease coverage or fail to regularly publish reports on the Company, it could lose visibility in the financial markets, which in turn could cause the stock price or trading volume to decline.

Price Volatility of Publicly Traded Securities

The Subordinate Voting Shares and Listed Warrants are listed and trade on Cboe Canada. Securities of technology companies have experienced substantial volatility in the past, often based on factors unrelated to the companies’ financial performance or prospects. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries.

Other factors unrelated to the Company’s performance that may affect the price of the Subordinate Voting Shares or Listed Warrants include the following: the extent of analytical coverage available to investors concerning VERSES’ business may be limited if investment banks with research capabilities do not follow the Company; lessening in trading volume and general market interest in the Subordinate Voting Shares or Listed Warrants may affect an investor’s ability to trade significant numbers of the securities; the size of the Company’s public float may limit the ability of some institutions to invest in the Subordinate Voting Shares or Listed Warrants; and a substantial decline in the price of the Subordinate Voting Shares that persists for a significant period of time could cause the Subordinate Voting Shares or Listed Warrants to be delisted from Cboe Canada, further reducing market liquidity. As a result of any of these factors, the market price of the Subordinate Voting Shares or Listed Warrants at any given point in time may not accurately reflect the Company’s long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

The market price of the Subordinate Voting Shares and Listed Warrants is affected by many other variables which are not directly related to VERSES’ success and are, therefore, not within the Company’s control. These include other developments that affect the market for all technology sector securities, the breadth of the public market for VERSES’ Subordinate Voting Shares and Listed Warrants and the attractiveness of alternative investments. The effect of these and other factors on the market price of the Subordinate Voting Shares and Listed Warrants is expected to make the price of the Subordinate Voting Shares and Listed Warrants volatile in the future, which may result in losses to investors.

Dilution

Future sales or issuances of equity securities could decrease the value of the Subordinate Voting Shares, dilute Shareholders’ voting power and reduce future potential earnings per Subordinate Voting Share. VERSES may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into Subordinate Voting Shares) and may issue additional equity securities to finance the Company’s operations, subsidiaries, acquisitions or other business projects. VERSES cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Subordinate Voting Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Subordinate Voting Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in VERSES’ earnings per Subordinate Voting Share.

Dividends

To date, the Company has not paid any dividends on its outstanding Subordinate Voting Shares. Any decision to pay dividends on the Subordinate Voting Shares of the Company will be made by the Board on the basis of the Company’s earnings, financial requirements and other conditions.

See “Dividends and Distributions”.

Cboe Canada Listing

In the future, the Company may fail to meet the continued listing requirements for the Subordinate Voting Shares and Listed Warrants to be listed on Cboe Canada. If Cboe Canada delists the Subordinate Voting Shares or Listed Warrants from trading on its exchange, the Company could face significant material adverse consequences, including: a limited availability of market quotations for the Subordinate Voting Shares; a determination the Subordinate Voting Shares are a “penny stock” which will require brokers trading in the Subordinate Voting Shares to abide by more stringent rules, possibly resulting in a reduced level of trading activity in the secondary market for the Subordinate Voting Shares; a limited amount of news and analysts coverage for the Company; and a decreased ability to issue additional securities or obtain additional financing in the future.

DIVIDENDS AND DISTRIBUTIONS

The Company has not, since the date of its incorporation, declared or paid any dividends or other distributions on its Subordinate Voting Shares and Proportionate Voting Shares, and does not currently have a policy with respect to the payment of dividends or other distributions. The Company does not currently pay dividends and does not intend to pay dividends in the foreseeable future. The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable, and such other factors as its directors consider appropriate. There can be no assurance that the Company will pay dividends under any circumstances. See “Risk Factors – Risks Related to the Company’s Securities – Dividends”.

DESCRIPTION OF CAPITAL STRUCTURE

The Company’s authorized common share capital consists of an unlimited number of Subordinate Voting Shares and Proportionate Voting Shares without par value. As at the date of this AIF, there were 8,746,491 Subordinate Voting Shares issued and outstanding and no Proportionate Voting Shares outstanding.

Subordinate Voting Shares

Except as disclosed directly below, the Subordinate Voting Shares do not have any additional pre-emptive rights, conversion rights or exchange rights and are not further subject to redemption, retraction purchase for cancellation or surrender provisions. There are no additional sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no additional provisions which are capable of requiring a security holder to contribute additional capital.

Voting

Subordinate Voting Shareholders shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Subordinate Voting Share shall entitle the holder thereof to one vote at each such meeting.

Alteration to Rights of Subordinate Voting Shares

So long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Subordinate Voting Shares expressed by separate special resolution, alter or amend the Articles of the Company if the result of such alteration or amendment would: (a) prejudice or interfere with any right or special right attached to the Subordinate Voting Shares; or (b) affect the rights or special rights of the Subordinate Voting Shareholders or Proportionate Voting Shareholders on a per share basis as provided for by the Company’s Articles.

Dividends

The holders of Subordinate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the Board from time to time. The Board may declare no dividend payable in cash or property on the Subordinate Voting Shares unless the Board simultaneously declares a dividend payable in cash or property on the Proportionate Voting Shares, in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 6.25.

The directors may declare a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in: (a) Proportionate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share; or (b) Subordinate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 6.25.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Subordinate Voting Shares shall be entitled to participate pari passu with the holders of Proportionate Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to the amount of such distribution per Proportionate Voting Share divided by 6.25.

Subdivision or Consolidation

The Subordinate Voting Shares shall not be consolidated or subdivided unless the Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Conversion of the Shares Upon An Offer

In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:

(a)	required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, an “Offer”); and

(b)	not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to 1/6.25 of the consideration offered per Proportionate Voting Share;

each Subordinate Voting Share shall become convertible at the option of the holder thereof into Proportionate Voting Shares on the basis of 6.25 Subordinate Voting Shares for one (1) Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Subordinate Share Conversion Right”). For the avoidance of doubt, fractions of Proportionate Voting Shares may be issued in respect of any amount of Subordinate Voting Shares in respect of which the Subordinate Share Conversion Right is exercised which is less than 6.25.

Proportionate Voting Shares

On May 30, 2024, 370,370 Class B Proportionate Voting Shares were converted into 2,314,815 Subordinate Voting Shares.

Except as disclosed directly below, the Proportionate Voting Shares do not have any additional pre-emptive rights, conversion rights or exchange rights and are not further subject to redemption, retraction purchase for cancellation or surrender provisions. There are no additional sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no additional provisions which are capable of requiring a security holder to contribute additional capital.

Voting

The holders of Proportionate Voting Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to provisions relating to the alteration to rights of Proportionate Voting Shares and to the creation of shares superior to Proportionate Voting Shares, each Proportionate Voting Share shall entitle the holder to 6.25 votes and each fraction of a Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 6.25 and rounding the product down to the nearest whole number, at each such meeting.

Alteration to Rights of Proportionate Voting Shares

So long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Proportionate Voting Shares expressed by separate special resolution alter or amend the Articles of the Company if the result of such alteration or amendment would: (a) prejudice or interfere with any right or special right attached to the Proportionate Voting Shares; or (b) affect the rights or special rights of the holders of Subordinate Voting Shares or Proportionate Voting Shares on a per share basis as provided for herein.

At any meeting of holders of Proportionate Voting Shares called to consider such a separate special resolution, each Proportionate Voting Share shall entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share will entitle the holder to the corresponding fraction of one (1) vote.

Shares Superior to Proportionate Voting Shares

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Proportionate Voting Shares without the consent of the holders of a majority of the Proportionate Voting Shares expressed by separate ordinary resolution.

At any meeting of holders of Proportionate Voting Shares called to consider such a separate ordinary resolution, each Proportionate Voting Share will entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share shall entitle the holder to the corresponding fraction of one (1) vote.

Dividends

The holders of Proportionate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the Board from time to time. The directors may declare no dividend payable in cash or property on the Proportionate Voting Shares unless the Board simultaneously declares a dividend payable in cash or property on the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

The directors may declare a stock dividend payable in Proportionate Voting Shares on the Proportionate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in Proportionate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

The directors may declare a stock dividend payable in Subordinate Voting Shares on the Proportionate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

Holders of fractional Proportionate Voting Shares shall be entitled to receive any dividend declared on the Proportionate Voting Shares, in an amount equal to the dividend per Proportionate Voting Share multiplied by the fraction thereof held by such holder.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the holders of the Proportionate Voting Shares shall be entitled to participate pari passu with the holders of Subordinate Voting Shares, with the amount of such distribution per Proportionate Voting Share equal to the amount of such distribution per Subordinate Voting Share multiplied by 6.25.

Subdivision or Consolidation

The Proportionate Voting Shares shall not be consolidated or subdivided unless the Subordinate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Voluntary Conversion

Subject to the conversion limitation set out below, holders of Proportionate Voting Shares shall have the following rights of conversion (the “Proportionate Share Conversion Right”):

Right to Convert Proportionate Voting Shares. Each Proportionate Voting Share shall be convertible at the option of the holder into such number of Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares in respect of which the Proportionate Share Conversion Right is exercised by 6.25. Fractions of Proportionate Voting Shares may be converted into such number of Subordinate Voting Shares as is determined by multiplying the fraction by 6.25.

Foreign Private Issuer Status. The Company shall not give effect to any voluntary conversion of Proportionate Voting Shares pursuant to its Articles or otherwise, and the Proportionate Share Conversion Right will not apply, to the extent that after giving effect to all permitted issuances after such conversion of Proportionate Voting Shares, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares (calculated on the basis that each Subordinate Voting Share and Proportionate Voting Share is counted once, without regard to the number of votes carried by such share) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act (“U.S. Residents”) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares (calculated on the same basis) issued and outstanding (the “FPI Restriction”). The Board may by resolution waive this restriction for any individual transaction or increase the 40% Threshold to a number not to exceed fifty percent (50%), and if any such resolution is adopted, all references to the 40% Threshold herein shall refer instead to the amended percentage threshold set by the Board in such resolution.

Conversion Limitation. In order to give effect to the FPI Restriction, the number of Subordinate Voting Shares issuable to a holder of Proportionate Voting Shares upon exercise by such holder of the Proportionate Share Conversion Right will be subject to the 40% Threshold based on the number of Proportionate Voting Shares held by such holder as of the date of issuance of Proportionate Voting Shares to such holder, and thereafter at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”), calculated as follows:

X = [A x 40% - B] x (C/D)

Where, on the Determination Date:

X = Maximum Number of Subordinate Voting Shares which may be issued upon exercise of the Proportionate Share Conversion Right.

A = Aggregate number of Subordinate Voting Shares and Proportionate Voting Shares issued and outstanding.

B = Aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents.

C = Aggregate Number of Proportionate Voting Shares held by such holder.

D = Aggregate Number of all Proportionate Voting Shares.

An officer designated by the Board (or a committee thereof) shall determine as of each Determination Date, in his or her sole discretion acting reasonably, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents, the maximum number of Subordinate Voting Shares which may be issued upon exercise of the Proportionate Share Conversion Right, generally in accordance with the formula set forth immediately above. Upon request by a holder of Proportionate Voting Shares, the Company will provide each holder of Proportionate Voting Shares with notice of such maximum number as at the most recent Determination Date, or a more recent date as may be determined by the Conversion Limitation Officer in its discretion. To the extent that issuances of Subordinate Voting Shares on exercise of the Proportionate Share Conversion Right would result in the 40% Threshold being exceeded, the number of Subordinate Voting Shares to be issued will be pro-rated among each holder of Proportionate Voting Shares exercising the Proportionate Share Conversion Right.

Notwithstanding the provisions set out above, the Board may by resolution waive the application of the conversion restriction to any exercise or exercises of the Proportionate Share Conversion Right to which the conversion restriction would otherwise apply, or to future conversion restrictions generally, including with respect to a period of time.

Restricted Securities

Part 12 of NI 41-101 and Ontario Securities Commission Rule 56-501 – Restricted Shares (collectively, the “Restricted Share Rules”) regulate the creation and distribution of “restricted shares”(as defined in OSC Rule 56-501) and “restricted securities” (as defined in NI 41-101) by reporting issuers in Canada. The definitions of “restricted shares” and “restricted securities” include equity shares which have voting rights exercisable in all circumstances, irrespective of the number or percentage of shares owned, that are less, on a per share basis, than the voting rights attached to any other shares of an outstanding class of shares of the issuer. A “subject security” under NI 41-101 means a security that results, or would result if and when issued, in an existing class of securities being considered restricted securities. According to these definitions, the Subordinate Voting Shares are “restricted shares”(as defined in OSC Rule 56-501) and “restricted securities”(as defined in NI 41-101). As of the date of this AIF, all of the voting rights attached to the Company’s securities are represented by Subordinate Voting Shares.

Options to Purchase Securities

Omnibus Plan

As of the date of this AIF, there are 803,712 Options and 718,706 RSUs issued and outstanding. There are no other equity securities that will become options to acquire Subordinate Voting Shares or Proportionate Voting Shares, whether under any equity compensation plan or otherwise. The Company has established the Omnibus Plan providing for the grant of Options, RSUs, PSUs, and DSUs. The purpose of the Omnibus Plan is to provide the Company with a share related mechanism to attract, retain and motivate qualified directors, employees and consultants of the Company and its subsidiaries, to reward such persons for their contributions toward the long-term goals and success of the Company and to enable and encourage such persons to acquire Subordinate Voting Shares as long-term investments and proprietary interests in the Company.

A subsidiary of the Company may also adopt an incentive stock option plan to provide for the issuance of equity-based incentive awards (a “Subsidiary Plan”); provided however, that any Subsidiary Plan will be subject to the terms and conditions of the Omnibus Plan, as they relate to the Subsidiary Plan.

The Board adopted the Omnibus Plan on June 9, 2022 and the Company most recently obtained Shareholder approval of the Omnibus Plan on September 13, 2024.

The material features of the Omnibus Plan are summarized below, which summary is qualified in its entirety by the full text of the Omnibus Plan. Any capitalized terms used in the following summary, but not otherwise defined, shall have the meanings ascribed thereto in the Omnibus Plan. A complete copy of the Omnibus Plan may be obtained without charge upon request from the Company’s registered and records office located at 1111 West Hastings Street, 15th Floor, Vancouver, BC V6E 2J3.

Key Terms	Summary
Key Definitions

“Code” the United States Internal Revenue Code of 1986 as amended.

“Date of Grant” means, for any Award, the date specified by the Plan Administrator at the time it grants the Award or if no such date is specified, the date upon which the Award was granted.

“Participant” means a person to whom an Award has been granted under this Plan or a Subsidiary Plan, as applicable.

“Market Price” means, on any particular date, (a) the closing price of the Subordinate Voting Shares on the NEO on the last Trading Day prior to such particular date; or (b) if the Subordinate Shares are not then listed on the NEO, the value as is determined solely by the Board, acting reasonably and in good faith, and, with respect to an Award made to a U.S. Taxpayer, in accordance with Section 409A of the Code and such determination shall be conclusive and binding on all Persons.

“Market Value” means, on any particular date, the product obtained by multiplying the Market Price by the total issued and outstanding Subordinate Voting Shares, expressed in dollars.

“MVA Amount” means, with respect to a subsidiary of the Company on any particular date, the product obtained by multiplying such subsidiary’s MVA Ratio by the Market Value on such particular date.

“MVA Ratio” means the ratio for allocating Market Value to each subsidiary of the Corporation, calculated in accordance with Omnibus Plan.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“U.S. Taxpayer” shall mean a Participant who, with respect to an Award, is subject to taxation under the applicable U.S. tax laws

Administration

The Omnibus Plan will be administered, in its exclusive discretion, by the Plan Administrator, who will initially be the Board.

To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board, all or any of the powers conferred on the Plan Administrator under the Omnibus Plan.

Awards granted under the Omnibus Plan are subject to any listing, registration or qualification requirements under Securities Laws, and any required consent or approval of the NEO or any securities commissions or similar securities regulatory bodies having jurisdiction over the Company. Additionally, all Awards shall be issued pursuant to the registration requirements of the U.S. Securities Act, or pursuant to an exemption or exclusion from such registration requirements.

Eligibility	All Directors, Employees or Consultants of the Company or a subsidiary of the Company (“Eligible Persons”) are eligible to participate in the Omnibus Plan, subject to certain exceptions set out in the Omnibus Plan (i.e. termination, death, disability, retirement, etc). Participation in the Plan is voluntary and eligibility to participate does not confer upon any Eligible Person any right to receive any grant of an Award pursuant to the Omnibus Plan.

Award Agreements	Each Award granted under the Omnibus Plan will be evidenced by a written agreement, in a form approved by the Plan Administrator.

Market Value Allocation

No later than 30 days after the Company files Annual Audited Financial Statements with respect to the most recent Fiscal Year, the Plan Administrator shall determine the Market Value allocation ratio (the “MVA Ratio”) with respect to each subsidiary of the Company using the formula set out below:

              MVA Ratio of a subsidiary = DCF of subsidiary

                                                               DCF of all subsidiaries

where “DCF” means discounted cash flow.

Subsidiary Plan Requirements	Any Subsidiary Plan adopted by a subsidiary of the Company shall include the following terms and conditions:

(i)	The aggregate number of Subsidiary Shares reserved for issuance under a Subsidiary Plan shall not exceed 20% of the subsidiary’s total issued and outstanding Subsidiary Shares.

(ii)	Subsidiary Shares covered by Subsidiary Options which have been settled, exercised or terminated shall be available again for subsequent grants.

(iii)	The exercise price with respect to a Subsidiary Option shall be established at the time each Subsidiary Option is granted, and shall not be less than the price per Subsidiary Share calculated by dividing, at the time of grant, the MVA Amount by the subsidiary’s total issued and outstanding Subsidiary Shares.

Reserve

Subject to adjustment as provided in the Omnibus Plan, and any subsequent amendment to the Omnibus Plan, the aggregate number of Subordinate Voting Shares reserved for issuance under the Omnibus Plan shall not exceed 25% of the Company’s total issued and outstanding Subordinate Voting Shares from time to time.

Subordinate Voting Shares covered by Awards which have been settled, exercised, expired or terminated shall again be available for subsequent grants under the Omnibus Plan, and the number of Awards available to grant increases as the number of issued and outstanding Subordinate Voting Shares increases.

Limits	The aggregate number of Subordinate Voting Shares:

(i)	issuable to Insiders at any time, under all of the Company’s Security Based Compensation Arrangements, shall not exceed 20% of the Company’s issued and outstanding Subordinate Voting Shares; and

(ii)	issued to Insiders within any one (1) year period, under all of the Company’s Security Based Compensation Arrangements, shall not exceed 20% of the Company’s issued and outstanding Subordinate Voting Shares.

Awards

The following are the Awards available for issuance under the Omnibus Plan.

Options. Each Option entitles the holder thereof to purchase one Subordinate Voting Share at an exercise price determined by the Board.

RSUs. Each RSU is a unit equivalent in value to a Subordinate Voting Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 5 of the Omnibus Plan. Upon the settlement, each RSU will consist of a right to receive a Subordinate Voting Share, cash payment, or a combination thereof.

PSUs. Each PSU is a unit equivalent in value to a Subordinate Voting Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 6 of the Omnibus Plan. Each PSU will consist of a right to receive a Subordinate Voting Share, cash payment, or a combination thereof upon the achievement of certain Performance Goals during such performance periods as the Plan Administrator shall establish.

DSUs. Each DSU is a unit equivalent in value to a Subordinate Voting Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Article 7 of the Omnibus Plan. Upon settlement, each DSU will consist of a right to receive one Subordinate Voting Share or a cash payment.

Grant and Market Value

Options. The Plan Administrator will establish the Exercise Price at the time each Option is granted, at the sole discretion of the Plan Administrator, subject to applicable securities laws and Exchange rules and provided that the Exercise Price must not be less than the Market Price at the time of granting the Option.

RSUs. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year (the “RSU Service Year”). The number of RSUs granted at any particular time will be calculated by dividing (i) the amount of any bonus or similar payment that is to be paid in RSUs, as determined by the Plan Administrator, by (ii) the Market Price on the Date of Grant.

PSUs. The Plan Administrator may grant PSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year (the “PSU Service Year”). The Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a Participant’s service and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU.

DSUs. The Board may fix, from time to time, a portion of the Director Fees that is to be payable to Directors in the form of DSUs. Additionally, each Director has the right to elect to participate in the grant of additional DSUs in an amount, as elected by the Director, between 0% and 100% of any Director Fees that would otherwise be paid in cash, which election will be deemed to apply to all periods in calendar years following the calendar year for which it is made until it is terminated under section 7.1(d) of the Omnibus Plan. The number of DSUs granted at any particular time will be calculated by dividing (i) the amount of Director Fees that are to be paid as DSUs, as determined by the Plan Administrator or Director Fees that are to be paid in DSUs (including any Elected Amount), by (ii) the Market Price on the Date of Grant.

Vesting

Options. Vesting is determined by the Plan Administrator.

RSUs. Vesting is determined by the Plan Administrator.

PSUs. Vesting is determined by the Plan Administrator.

DSUs. Subject to the Award Agreement and except as otherwise determined by the Plan Administrator, DSUs shall vest immediately upon grant.

Expiry and Settlement Date

Options. The expiry date of each Option will be determined by the Plan Administrator, (subject to any accelerated termination) but cannot be later than 10 years from the Date of Grant and, if not specified, is 10 years from the Date of Grant.

RSUs. The settlement date of each RSU will be determined by the Plan Administrator, provided that no settlement date for any RSU shall occur, and no Subordinate Voting Share shall be issued or cash payment shall be made in respect of any RSU, any later than the final Business Day of the 3rd calendar year following the applicable RSU Service Year.

PSUs. The settlement date of each PSU will be determined by the Plan Administrator, provided that no settlement date for any PSU shall occur, and no Subordinate Voting Share shall be issued or cash payment shall be made in respect of any PSU, any later than the final Business Day of the 3rd calendar year following the applicable PSU Service Year.

DSUs. The settlement date will be determined by the Plan Administrator, and if not established, for a Participant who is not a U.S. Taxpayer the settlement date shall be the date determined by the Participant (which date shall not be earlier than the Termination Date), and for a Participant who is a U.S. taxpayer, the settlement date shall be the date determined by the Participant in accordance with the Election Notice.

Settlement	Options. At the election of the Plan Administrator, each vested Option can be settled in:

(i)	one Subordinate Voting Share,

(ii)	a cash payment equal to the In the Money Amount, or

(iii)	a combination of Subordinate Voting Shares and cash.

If permitted by the Plan Administrator, a Participant may, in lieu of exercising an Option, elect to surrender such Option to the Company in consideration for an amount from the Company equal to: (x) the Market Price of the Subordinate Voting Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (y) the aggregate Exercise Price of the Option (or portion thereof) surrendered relating to such Subordinate Voting Shares.

RSUs. Upon settlement, each vested RSU shall be redeemed at the election of the Participant but subject to the approval of the Plan Administrator, for:

(i)	one Subordinate Voting Share,

(ii)	a cash payment, or,

(iii)	a combination of Subordinate Voting Shares and cash.

Any cash payments made shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Subordinate Voting Share as at the settlement date.

PSUs. Upon settlement, each vested PSU shall be redeemed at the election of the Participant but subject to the approval of the Plan Administrator, for:

(i)	one Subordinate Voting Share;

(ii)	a cash payment, or

(iii)	a combination of Subordinate Voting Shares and cash.

Any cash payments made shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price per Subordinate Voting Share as at the settlement date.

DSUs. Upon settlement, subject to the approval of the Plan Administrator, each vested DSU shall be redeemed for:

(i)	one Subordinate Voting Share; or

(ii)	a cash payment.

Any cash payments made shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Subordinate Voting Share as at the settlement date.

Dividend Equivalents

Unless determined by the Plan Administrator, an Award of RSUs, PSUs and DSUs include the right for such RSUs, PSUs and DSUs to be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, respectively, as of each dividend payment date in respect of which normal cash dividends are paid on Subordinate Voting Shares.

Dividend equivalents shall be computed by dividing:

(i)	the amount obtained by multiplying the amount of the dividend declared and paid per Subordinate Voting Share by the number of RSUs, PSUs and DSUs, as applicable, held, by

(ii)	the Market Price at the close of the first Business Day immediately following the dividend record date.

Restricted Period	With respect to U.S. Taxpayers, except if such extension is prohibited by Section 409A of the Code, in the event that an Award expires, at a time when a scheduled restricted period is in place or an undisclosed material change or material fact in the affairs of the Company exists, the expiry of such Award will be the date that is 10 Business Days after which such scheduled restricted period terminates or there is no longer such undisclosed material change or material fact.

Non-Transferability	Except to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding Award pass to a beneficiary or legal representative upon death of a Participant, the period in which such Award can be exercised by such beneficiary or legal representative shall not exceed one year from the Participant’s death

Termination or Cessation

Voluntary Resignation or Termination for Cause. Any Award that has not been exercised, surrendered or settled as of the Termination Date shall be immediately cancelled as of the Termination Date;

Termination Without Cause. Any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of:

(i)	the Expiry Date of such Option; and

(ii)	the date that is 90 days after the Termination Date.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

Disabled. Any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of:

(i)	the Expiry Date of such Option; and

(ii)	the date that is 180 days after the Termination Date.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

Death. Any vested Options may be exercised by the Participant’s beneficiary or legal representative at any time during the period that terminates on the earlier of:

(i)	the Expiry Date of such Option; and

(ii)	the first anniversary of the date of the death of such Participant.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

Retirement. Subject to certain limitations, any vested Option may be exercised by the Participant at any time during the period that terminates on the earlier of:

(i)	the Expiry Date of such Option; and

(ii)	the 3rd anniversary of the Participant’s date of Retirement.

Otherwise, the Option shall be immediately cancelled for no consideration upon the termination of such period.

The foregoing is subject to any acceleration of vesting or waiver of termination made by the Plan Administrator.

Change of Control	Subject to the terms of the Omnibus Plan, the Plan Administrator may, without Participant consent, take such steps as it deems necessary or desirable, including to cause:

(i)	the conversion or exchange of any outstanding Awards into rights or other securities of substantially equivalent value, in any entity participating in or resulting from a Change in Control;

(ii)	outstanding Awards to vest, or restrictions applicable to an Award to lapse, prior to or upon consummation of a Change in Control, and terminate upon or immediately prior to the effectiveness of such Change in Control;

(iii)	the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Award;

(iv)	the replacement of an Award with other rights or property, where such replacement would not adversely affect the holder; or

(v)	any combination of the foregoing.

U.S. Taxpayer Restrictions

Any Awards granted to a U.S. Taxpayer must comply with Section 409A of the Code and all regulations, guidance, compliance programs, and other interpretive authority issued thereunder, to the extent it is applicable.

Options granted under the Omnibus Plan to U.S. Taxpayers may be non-qualified stock options or incentive stock options qualifying under Section 422 of the Code (“ISOs”).

The aggregate number of Subordinate Voting Shares reserved for issuance in respect of granted ISOs shall not exceed 10,000,000, and the terms and conditions of any ISOs granted to a U.S. Taxpayer on the Date of Grant hereunder, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the Code.

At the discretion of the Plan Administrator, ISOs may only be granted to an individual who is an employee of the Company, or of a “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and (f) of the Code.

if an ISO is granted to a person who owns shares representing more than 10% of the voting power of all classes of shares of the Company or of a “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code, on the Date of Grant, the term of the Option shall not exceed five years from the time of grant of such Option and the Exercise Price shall be at least 110% of the Market Price of the Subordinate Voting Shares subject to the Option.

To the extent the aggregate Market Price as at the Date of Grant of the Subordinate Voting Shares for which ISOs are exercisable for the first time by any person during any calendar year (under all plans of the Company and any “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code) exceeds USD$100,000, such excess ISOs shall be treated as non-qualified stock options.

Amendments

In addition to certain express permitted amendments, as set out in the Omnibus Plan, the Plan Administrator may from time to time, without notice and without shareholder consent, subject to applicable Securities Laws and policies of the NEO, amend, modify, change, suspend or terminate the Omnibus Plan or any Awards granted pursuant to the Omnibus Plan as it, in its discretion determines appropriate, provided, however, that:

(i)	no such amendment, modification, change, suspension or termination of the Omnibus Plan or any Awards may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Omnibus Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable Securities Laws or NEO requirements; and

(ii)	any amendment that would cause an Award held by a U.S. Taxpayer to be subject to income inclusion under Section 409A of the Code shall be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained.

MARKET FOR SECURITIES

Trading Price and Volume

The following table sets out information relating to the monthly trading of the Subordinate Voting Shares and the Listed Warrants on Cboe Canada for the year ended March 31, 2025. The Subordinate Voting Shares trade under the symbol “VERS”, the Listed Series A Warrants under “VERS.WT.A” (the “2022 Listed Warrants”), and the Listed Series B Warrants under “VERS.WT.B” (the “2023 Listed Warrants”).

Subordinate Voting Shares

Month	High (Cdn$)	Low (Cdn$)	Volume (# of Subordinate Voting Shares)
April 2024	41.58	24.57	212,593
May 2024	34.29	24.03	143,025
June 2024	35.10	24.84	182,448
July 2024	32.94	25.11	144,533
August 2024	36.72	23.49	270,419
September 2024	27.00	17.01	231,072
October 2024	19.71	9.87	279,754
November 2024	14.85	9.45	192,882
December 2024	45.63	9.99	885,658
January 2025	63.45	31.32	1,038,500
February 2025	46.98	26.46	396,739
March 2025	37.53	20.10	305,161

2022 Listed Warrants

Month	High (Cdn$)	Low (Cdn$)	Volume (# of Listed Warrants)
April 2024	13.50	1.62	5,384
May 2024	8.51	1.76	4,623
June 2024	8.91	3.24	5,933
July 2024	9.45	3.39	4,247
August 2024	13.50	3.51	1,018
September 2024	3.66	3.24	444
October 2024	3.24	3.24	203
November 2024	3.51	2.70	4,589
December 2024	18.09	2.70	50,521
January 2025	33.75	13.50	27,550
February 2025	22.95	8.10	4,635
March 2025	21.60	6.75	12,784

2023 Listed Warrants

Month	High (Cdn$)	Low (Cdn$)	Volume (# of Listed Warrants)
April 2024	11.76	1.89	3,444
May 2024	3.24	1.89	870
June 2024	4.05	2.70	2,084
July 2024	4.05	1.89	15,312
August 2024	3.51	0.15	3,382
September 2024	4.05	0.15	13,139
October 2024	1.89	1.35	7,944
November 2024	1.89	1.35	1,658
December 2024	12.15	1.62	11,105
January 2025	25.65	10.80	14,065
February 2025	20.25	8.10	2,353
March 2025	16.20	10.80	3,410

Prior Sales

The following table summarizes the issuances during the year ended March 31, 2025 of securities of the Company that are outstanding but not listed or quoted on a marketplace.

Date of Issuance	Type of Security	Number of Securities		Issue/Exercise Price Per Security
15-Apr-2024	Options	9,352	(1)	$30.78
		2,337	(1)	$36.45
	RSUs	1,852	(1)	N/A
18-Apr-2024	Special Warrants	259,259	(2)	$27.00
	Finder Warrants	3,348	(2)	$27.00
30-Apr-2024	Special Warrants	86,122	(2)	$27.00
	Finder Warrants	6,673	(2)	$27.00
17-May-2024	Special Warrants	24,989	(2)	$27.00
	Finder Warrants	1,699	(2)	$27.00
20-June-2024	Debentures	370,370	(3)	N/A
	Warrants	255,185	(3)	$40.50
	RSUs	37,037	(3)	N/A
3-July-2024	Options	156,525	(1)	$28.89
		3,242	(1)	$36.45
	RSUs	359,817	(1)	N/A
13-Aug-2024	Warrants	43,062	(11)	$40.50
17-Aug-2024	Warrants	129,631	(11)	$40.50
17-Sep-2024	Warrants	12,494	(11)	$40.50
26-Sep-2024	Warrants	115,739	(4)	$32.40
	Broker Warrants	10,562	(4)	$21.60
9-Oct-2024	Options	56,361	(1)	$14.31
8-Nov-2024	Life Unit Warrants	107,551	(5)	$13.50
	Broker Warrants	7,679	(5)	$13.50
	Special Warrants	133,333	(5)	$13.50
	Broker Warrants	6,765	(5)	$13.50
15-Nov-2024	Life Unit Warrants	18,994	(5)	$18.90
	Broker Warrants	2,229	(5)	$18.90
9-Dec-2024	Warrants	28,518	(9)	$18.90
	Finder Unit Warrants	3,707	(9)	$13.50
8-Jan-2025	Finder Warrants	28	(10)	$40.50
23-Dec-2024	Options	136,297	(1)	$30.51
	RSUs	296,296	(1)	N/A
7-Jan-2025	Unit Warrants	235,906	(6)	$52.92
	Broker Warrants	26,420	(6)	$42.39
25-Feb-2025	Warrants	255,185	(3)	$52.92
9-March-2025	Warrants	66,667	(8)	$18.90
28-April-2025	Unit Warrants	572,708	(7)	$15.00
	Corporate Finance Fee Warrants	50,000	(7)	$12.00
	Broker Warrants	20,334	(7)	$12.00
26-May-2025	Options	33,334	(1)	$12.57
	RSUs	33,333	(1)	N/A

Notes:

(1)	Granted to certain directors, employees and consultants of the Company pursuant to the Omnibus Plan.
(2)	Issued in connection with the 2024 Special Warrant Financing. See “General Development of the Business – Three Year History – Financings and Share Issuances”.
(3)	Issued in connection with the G42 Financing. See “General Development of the Business – Three Year History – Development of the Business”.
(4)	Issued in connection with the September 2024 Offering. See “General Development of the Business – Three Year History – Financings and Share Issuances”.
(5)	Issued in connection with the November 2024 Financing. See “General Development of the Business – Three Year History – Financings and Share Issuances”.
(6)	Issued in connection with the January 2025 Offering. See “General Development of the Business – Three Year History – Financings and Share Issuances”.

(7)	Issued in connection with the April 2025 Offering. See “General Development of the Business – Three Year History – Financings and Share Issuances”.
(8)	Conversion of Special Warrants November 8, 2024
(9)	December financing
(10)	Conversion of Broker Units
(11)	Conversion Special Warrant April 2024

ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

As of the date of this AIF, no securities of the Company are held, to the knowledge of the Company, in escrow or are subject to a contractual restriction on transfer.

DIRECTORS AND EXECUTIVE OFFICERS

Name, Occupation and Security Holding

The following table sets forth information with respect to the directors and executive officers of the Company as at the date of this AIF, including their respective provinces or states and countries of residence, their position(s) and office(s) with the Company, their principal occupation(s) for the last five years, the dates on which they first became directors or officers of the Company and the number of the Subordinate Voting Shares and Proportionate Voting Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by such persons or such persons’ respective associates or affiliates.

The directors hold office until the next annual meeting of shareholders of the Company. The term of office of the executive officers expires at the discretion of the Board.

Name and Residence	Position(s) and Office(s) with the Company	Principal Occupation(s) During the Past Five Years	Period as Director and/or Officer	Number and Percentage of Shares Held(1)
Gabriel René California, USA	Chief Executive Officer and Director	CEO of VERSES since September 2018. Self-Employed Business Consultant from December 2016 – September 2018.	Director since July 19, 2021. Chief Executive Officer since September 27, 2021.	1,158,333 Subordinate Voting Shares (13.24%)
Dan Mapes California, USA	Director, President Emeritus, and Director of Global Development	President of VERSES from September 2019 to April 2025.	Director since July 19, 2021. President Emeritus since April 17, 2025. Director of Global Development since April 17, 2025.	1,158,333 Subordinate Voting Shares (13.24%)

Name and Residence	Position(s) and Office(s) with the Company	Principal Occupation(s) During the Past Five Years	Period as Director and/or Officer	Number and Percentage of Shares Held(1)
Kevin Wilson California, USA	Chief Accounting Officer and Secretary	CFO of VERSES from September 2021 to March 2025. Secretary of VERSES since September 2021. Self-employed as a fractionalized CFO for various companies from November 2015- December 2021.	Secretary since September 27, 2021. Chief Accounting Officer since March 25, 2025.	4,032 Subordinate Voting Shares (0.05%)
Gordon Scott Paterson(2)(3)(4) Ontario, Canada	Director	President of Patstar Inc. since July 1988.	Since June 15, 2022.	15,740 Subordinate Voting Shares (0.18%)
Jonathan De Vos(2)(3)(4) London, United Kingdom	Director	Self-employed as a business advisor and private investor since May 2020. Senior Analyst at Invesco UK Ltd. from May 2015 – May 2020.	Since April 14, 2022.	7,244 Subordinate Voting Shares (0.08%)
Michael Blum Nevada, USA	Director

President of Hedgeye Risk Management, LLC from January 2008 – ongoing

President of Hedgeye Asset Management, LLC from July 2024 – Ongoing

Sierpinski Capital Management, President, from 2019 to June 2024

			Since September 9, 2024.	Nil Subordinate Voting Shares
James Christodoulou New Jersey, USA	Chief Financial Officer

CFO of KDV Law from August 2020 – March 2021.

CFO and Consultant of Ryze Renewables, Inc from April 2021 – November 2022.

CFO of Collectable Technologies Inc. from September 2022 – February 2024.

Head of Capital Markets of Exodus Movement, Inc. from July 2024 – December 2024.

CFO of Verses Solutions Inc. since February 2025.

			Since March 25, 2025.	Nil Subordinate Voting Shares
James Hendrickson Pennsylvania, USA	President and Chief Operating Officer

Director of Product and Offering Management of Honeywell International Inc. from September 2018 – October 2025

Head of Strategic Partnerships & Global Alliances of Berkshire Grey

from October 2020 to January 2022

President & GM of VERSES from January 2022 to June 2024

			Since April 17, 2025.	13 Subordinate Voting Shares (0.0001%)

Notes:

(1)	Based on 8,746,491 Subordinate Voting Shares issued and outstanding as at the date of this AIF.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Nominating & Corporate Governance Committee.

Aggregate Ownership of Securities

To the Company’s knowledge as at the date of this AIF, its directors and executive officers as a group beneficially own, or control or direct, directly or indirectly, 2,343,695 Subordinate Voting Shares representing approximately 26.80% of the outstanding Subordinate Voting Shares on a non-diluted basis.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Cease Trade Orders

To the Company’s knowledge, at the date of this AIF, no director or executive officer of the Company is, or was within 10 years prior to the date of this AIF, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(i)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under Securities Legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer of the relevant company; or

(ii)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under Securities Legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Bankruptcies

To the Company’s knowledge, and other than as disclosed herein, no director or executive officer of the Company or any shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company:

(i)	is as at the date of this AIF, or has been within the 10 years before the date hereof, a director or executive officer of any company, including the Company, that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(ii)	has, within the 10 years before the date of this AIF, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Kevin Wilson was appointed as Chief Financial Officer and director of DigitalTown, Inc. (“DigitalTown”) in May 2019. DigitalTown sought a restart of its business following 2019, however, due to failed negotiations with a former Chief Executive Officer in relation to a disclosed lawsuit, DigitalTown applied for a Chapter 11, Subchapter V reorganization bankruptcy in September 2020 to reorganize its debt. This petition was denied and the case was converted into Chapter 7 Bankruptcy. The Chapter 7 Bankruptcy case for DigitalTown closed on April 6, 2022, following which, DigitalTown became a discharged bankrupt.

Penalties or Sanctions

To the Company’s knowledge, and other than as disclosed herein, no director or executive officer of the Company or any shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company, has been subject to:

(i)	any penalties or sanctions imposed by a court relating to provincial and territorial Securities Legislation or by a provincial and territorial securities regulatory authority or has entered into a settlement agreement with a provincial and territorial securities regulatory authority; or

(ii)	any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor in making an investment decision.

G. Scott Paterson, Director of the Company, reached a voluntary settlement with the Ontario Securities Commission in December 2001 in respect to administrative proceedings which included a suspension of his registration for two years and a voluntary payment. There were no allegations that Mr. Paterson had violated any securities law, statute, regulation or policy statement pursuant to the aforesaid administrative proceedings.

Conflicts of Interest

To the best of the Company’s knowledge, except as disclosed elsewhere in this AIF, the Company is not aware of any existing or potential material conflicts of interest between the Company and any of its directors or officers as of the date hereof. However, certain of the Company’s directors and officers are, or may become, directors or officers of other companies with businesses which may conflict with its business. Accordingly, conflicts of interest may arise which could influence these individuals in evaluating possible acquisitions or in generally acting on the Company’s behalf. See also “Risk Factors – Risks Relating to the Company – Conflicts of Interest”.

Pursuant to the BCBCA, directors and officers of the Company are required to act honestly and in good faith with a view to the best interests of the Company. Generally, as a matter of practice, directors who have disclosed a material interest in any contract or transaction that the Board is considering will not take part in any board discussion respecting that contract or transaction. If on occasion such directors do participate in the discussions, they will refrain from voting on any matters relating to matters in which they have disclosed a material interest. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which directors or officers may have a conflict.

See also “Interests of Management and Others in Material Transactions”.

PROMOTERS

Gabriel René, Chief Executive Officer and Director of the Company and Dan Mapes, President and Director of the Company are considered to be promoters of the Company as they took the initiative in substantially reorganizing certain aspects of the business of the Company.

Mr. René has ownership and control of 1,158,333 Subordinate Voting Shares, representing 13.24% of the issued and outstanding Subordinate Voting Shares as of the date of this AIF. Mr. Mapes also has ownership and control of 1,158,333 Subordinate Voting Shares, representing 13.24% of the issued and outstanding Subordinate Voting Shares as of the date of this AIF.

Pursuant to an employment contract between the Company (through VERSES, Inc., an Indirect Subsidiary) and Gabriel René, Mr. René is paid an annual salary of $300,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. Pursuant to an employment contract (through VERSES, Inc., an Indirect Subsidiary) between the Company and Dan Mapes, Mr. Mapes is paid an annual salary of $264,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. For further information, please see “Statement of Executive Compensation - Employment Agreements and Termination and Change of Control Benefits”.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Except for the claims set out under “Risk Factors – Risks Related to the Company’s Business – Claims and Legal Proceedings”, there are no outstanding legal proceedings material to the Company to which the Company is a party or in respect of which its respective business is subject, nor are there any such proceedings known to the Company to be contemplated.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

No director, executive officer or Subordinate Voting Shareholder or Proportionate Voting Shareholder that beneficially owns, or controls or directs, directly or indirectly, more than 10% of the issued Subordinate Voting Shares or Proportionate Voting Shares, respectively, or any of their respective associates or affiliates, has any material interest, direct or indirect, in any transaction within the three years before the date of this AIF which has materially affected or is reasonably expected to materially affect the Company or any subsidiary of the Company.

TRANSFER AGENTS AND REGISTRARS

The registrar and transfer agent for the Subordinate Voting Shares is Endeavor Trust Corporation having its principal office at Suite 702 – 777 Hornby Street, Vancouver, British Columbia, V6Z 1S4.

MATERIAL CONTRACTS

The following is a summary of each material contract, other than contracts entered into in the ordinary course of the Company business, that was entered into in the financial year ended March 31, 2025, or up to the date of this AIF, that is still in effect:

1.	The Cyberlab Purchase Agreement. A software acquisition and IP transfer agreement entered into between VTU and Cyblerlab, LLC (the “Cyberlab Purchase Agreement”) whereby VTU purchased intellectual property from Cyberlab LLC, a company owned by Dan Mapes, President and a director of Cyberlab, for USD$1,500,000. The intellectual property was created by Cyberlab, LLC as part of its intention to incubate certain technological concepts for the VERSES Business. Since 2018, the intellectual property acquired by VTU has been a key catalyst for the development of the Spatial Web, Genius and the other key components of the VERSES Business.

Pursuant to the Cyberlab Purchase Agreement, VTU agreed to provide Cyberlab a royalty payment (the “Cyberlab Royalty”) upon the occurrence of a liquidity event of a subsidiary of VTU, which included: an initial public offering; acquisition for cash or third-party shares or a combination of cash and third-party shares; or any other event resulting in a capital gain to the shareholders of the subsidiary and the financial assets associated. Payments under the Cyberlab Royalty, when triggered, will equal 10% of VTU’s interest in an applicable liquidity event and shall be made as soon as practical following a liquidity event.

3.	Warrant indenture between the Company and Endeavor Trust Corporation, as warrant agent, dated April 28, 2025 for the issue of 458,333 April 2025 Warrants.

INTERESTS OF EXPERTS

No person or company whose profession or business gives authority to a report, valuation, statement or opinion made by the person or company are named in this AIF as having prepared or certified any of the aforementioned documents or any part thereof described in this AIF.

Smythe LLP, Chartered Professional Accountants, the current auditor of the Company, prepared an auditor’s report dated June 30, 2025 on the Company’s annual consolidated financial statements as at and for the year ended March 31, 2025 and has advised the Company that it is independent of the Company in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.

AUDIT COMMITTEE

Audit Committee Charter

The full text of the Audit Committee Charter is attached to this AIF as Schedule “A”.

The primary function of the Audit Committee, under the supervision of the Board, will be to assist the Board in fulfilling its oversight responsibilities regarding the integrity of the Company’s accounting and financial reporting processes and provision of financial information to the shareholders and others, the systems of internal controls and disclosure controls, the Company’s internal and external audit process, the Company’s policies with regard to ethics and business practices, and monitoring compliance with the Company’s legal and regulatory requirements with respect to its financial statements.

The Audit Committee will be accountable to the Board. In the course of fulfilling its specific responsibilities hereunder, the Audit Committee will be expected to maintain open communications between the Company’s external auditor, senior management and the Board. The Audit Committee will not plan or perform audits or warrant or attest to the accuracy or completeness of the Company’s financial statements or financial disclosure or compliance with generally accepted accounting procedures as these are the responsibilities of management and the Company’s auditor.

Composition of the Audit Committee

The Company has formed an Audit Committee comprised of Michael Blum (Chair), Jonathan De Vos and G. Scott Paterson, all of whom are “financially literate” as defined in NI 52-110. Mr. Blum, Mr. De Vos and Mr. Paterson are “independent” as defined in NI 52-110.

The Company is currently considering the appointment of an additional independent director to ensure that there are adequate independent directors presiding on the Audit Committee. There is however no certainty that such additional independent director will be identified or appointed at all.

Relevant Education and Experience

Each member of the Audit Committee has adequate education and experience that is relevant to their performance as an Audit Committee member and, in particular, the requisite education and experience that have provided the member with:

(a)	an understanding of the accounting principles used by the Company to prepare its financial statements and the ability to assess the general application of those principles in connection with estimates, accruals and reserves;

(b)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements or experience actively supervising individuals engaged in such activities; and

(c)	an understanding of internal controls and procedures for financial reporting.

A summary of the experience and education of the Audit Committee members is set out below.

Michael Blum – Mr. Blum is a co-founder and president of Hedgeye Risk Management, an independent investment research house whose customer base advises more than $10 trillion in assets and operates in close to 100 countries. In 2014 Mr. Blum co-founded Firefly Space Systems which designed and developed space launch vehicles for small payloads working with, among others, NASA, DARPA and Boeing. Previously, Mr. Blum was the co-founder and chief operating officer of hedge fund Falconhedge Partners LLC. Prior to this, he spent seven years in Silicon Valley, including at Paypal, developing business and product strategy. Mr. Blum received his Bachelor of Arts in Economics and International Studies (honors) from Yale University.

Jonathan De Vos – Mr. De Vos is an investment professional based in London, UK. He was previously a generalist investment manager on the Global Emerging Markets team at Invesco, where he was responsible for deep analysis of companies across all sectors as well as portfolio management responsibilities on the Latin American and emerging Europe strategies. Prior to joining Invesco in 2015, Mr. De Vos spent 13 years at Raymond James & Associates, first as a sell-side equity analyst covering industrials and then as head of institutional sales and trading for Raymond James Ltd. in Europe. Mr. De Vos has extensive knowledge of the European asset management industry, with a particular emphasis on growth equities and placed more than $1 billion of new issuance for the firm’s corporate clients. Mr. De Vos holds an Honours Business Administration degree and an Honours Bachelor of Science in Pharmacology and Toxicology degree, both from Western University.

G. Scott Paterson – G. Scott Paterson is a Toronto-based technology and media venture capitalist who has been active for 30 years in the investment banking industry. Mr. Paterson worked at Dominion Securities Pitfield as a retail broker in 1985. Paterson was recruited by Richardson Greenshields in 1987 and in 1990 was invited to the then recently formed Midland Walwyn where he held the position of senior investment banker for four years. Mr. Paterson focused on banking technology and media companies while at Midland Walwyn becoming the firm’s most productive banker (as measured by fees generated). In April 1995, Mr. Paterson was recruited to Yorkton Securities where he led the firm’s transformation from a mining-focused brokerage firm to technology investment bank focused on technology, internet, biotechnology and film & television. Paterson served as CEO of Yorkton Securities from 1998 to 2001.

Reliance on Certain Exemptions

At no time since the commencement of the Company’s current financial year has the Company relied on any exemption provided by section 2.4, Part 3 or Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee will nominate and engage the Company’s auditor to audit the financial statements, and approves all audit, audit-related services, tax services and other services provided by the Company’s independent registered public accounting firm, Smythe LLP, Chartered Professional Accountants. Any significant services provided by Smythe that are not specifically included within the scope of the audit must be pre-approved by the audit committee prior to any engagement. The Audit Committee will be permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception before the completion of the engagement.

External Auditor Service Fees (By Category)

The fees billed by the Company’s current auditor, Smythe LLP, for the financial year ended March 31, 2025 and the period ending March 31, 2024, for audit and non-audit related services provided to the Company or its subsidiaries (if any) were as follows:

Financial Period Ending	Audit Fees		Audit Related Fees(1)		Tax Fees(2)		All Other Fees(3)
March 31, 2025	USD$	97,167	USD$	30,733	USD$	10,215	USD$	11,794
March 31, 2024	USD$	95,000	USD$	54,000	USD$	27,392	USD$	6,628

Notes:

(1)	Fees charged for assurance and related services that are reasonably related to the performance of an audit or review of the Company’s financial statements, and not included under Audit Fees.

(2)	Fees charged for tax compliance, tax advice and tax planning services.

(3)	Fees for services other than disclosed in any other column.

ADDITIONAL INFORMATION

Additional information relating to the Company may be found under the Company’s profile on SEDAR+ at www.sedarplus.ca.

Additional financial information is provided in the Company’s audited annual financial statements and accompanying management’s discussion and analysis (“MD&A”) for the years ended March 31, 2025 and 2024.

SCHEDULE “A”

AUDIT COMMITTEE CHARTER

(see attached)